UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Covenant Transportation Group, Inc.
(Name of Registrant as Specified in its Charter)

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COVENANT TRANSPORTATION GROUP, INC.
400 Birmingham Highway
Chattanooga, Tennessee 37419
___________________________________________

NOTICE OF MEETING AND PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 22, 2014
___________________________________________

To Our Stockholders:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders (the "Annual Meeting") of Covenant Transportation Group, Inc., a Nevada corporation (the "Company"), to be held at our principal executive office, 400 Birmingham Highway, Chattanooga, Tennessee 37419, at 10:00 a.m. Eastern Daylight Time, on Thursday, May 22, 2014, for the following purposes:

1.	To consider and act upon a proposal to elect five (5) directors;

2.	To consider and act upon an advisory and non-binding vote on executive compensation;

3.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2014; and

4.	To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

The foregoing matters are more fully described in the accompanying Proxy Statement.

The Board has fixed the close of business on Monday, March 24, 2014, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.  Shares of Class A and Class B common stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy.  YOUR VOTE IS IMPORTANT.  To ensure your representation at the Annual Meeting, you are requested to promptly date, sign, and return the accompanying proxy in the enclosed envelope.  You may also vote on the Internet by completing the electronic voting instruction form found at www.investorvote.com/CVTI or by telephone using a touch-tone telephone and calling 1-800-652-8683.  Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so.  The prompt return of your proxy may save us additional expenses of solicitation.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Stockholders to Be Held on May 22, 2014

Pursuant to rules promulgated by the U.S. Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you of the availability of our proxy materials on the Internet.  This Notice of Meeting and Proxy Statement, and our Annual Report to Stockholders for the year ended December 31, 2013, are available free of charge and may be accessed at www.edocumentview.com/CVTI.

In accordance with SEC rules, we do not use "cookies" or other software that identifies visitors accessing these materials on this website.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

To obtain directions to the Annual Meeting, please call Kimberly Perry at (423) 463-3357.

By Order of the Board of Directors,
/s/ David R. Parker
David R. Parker
Chairman of the Board

Chattanooga, Tennessee
April 9, 2014

COVENANT TRANSPORTATION GROUP, INC.
400 Birmingham Highway
Chattanooga, Tennessee 37419
__________________________________________

NOTICE OF MEETING AND PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 22, 2014
__________________________________________

GENERAL INFORMATION

This Notice of Meeting and Proxy Statement are furnished in connection with the solicitation of proxies from the stockholders of Covenant Transportation Group, Inc., a Nevada corporation, to be voted at the 2014 Annual Meeting of Stockholders (the "Annual Meeting"), which will be held at our principal executive office, 400 Birmingham Highway, Chattanooga, Tennessee 37419, at 10:00 a.m. Eastern Daylight Time, on Thursday, May 22, 2014, and any adjournment thereof.

The Proxy Statement, proxy card, and our 2013 Annual Report for the year ended December 31, 2013 (the "2013 Annual Report"), which collectively comprise our "proxy materials," were first mailed on or about April 9, 2014, to stockholders of record at the close of business on our record date of March 24, 2014 (the "Record Date").  Except to the extent it is incorporated by specific reference, the enclosed copy of our 2013 Annual Report is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy solicitation material.

The terms "Company," "we," "us," and "our" refer to Covenant Transportation Group, Inc. and its consolidated subsidiaries.  The term "Board" refers to our Board of Directors.

Voting by Proxy

THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD.  When a proxy is executed and returned (and not revoked) prior to the Annual Meeting, the proxy will be voted according to the instructions the stockholder made when granting the proxy.  Unless otherwise specified or if no choice is indicated on a proxy, all proxies received pursuant to this solicitation will be voted in accordance with the recommendations by our Board as follows:

"FOR" Proposal 1:	The election of the five (5) director nominees named below;

"FOR" Proposal 2:	Advisory and non-binding vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement; and

"FOR" Proposal 3:	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Your executed proxy appoints the persons appointed to vote the proxies as your duly authorized attorney-in-fact and gives such persons the power to represent and vote at the Annual Meeting all shares of our outstanding Class A common stock, par value one cent ($0.01) per share (the "Class A common stock"), that you are entitled to vote as a stockholder.  Such persons will vote your shares as instructed by you on your proxy.  If you do not provide voting instructions on Proposals 1, 2, or 3, or for any other matters properly presented at the Annual Meeting, your proxy also gives such persons the discretionary authority to vote your shares represented thereby as recommended above by the Board and in accordance with such persons' best judgment.  None of the proposals discussed in this Proxy Statement that are intended to be acted upon at the Annual Meeting are related to or conditioned upon the approval of any other matters.

Record Date and Voting Rights

The Record Date for the Annual Meeting is March 24, 2014.  Only stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting, either in person or by valid proxy.  Holders of Class A common stock are entitled to one vote for each share held.  Holders of Class B common stock, par value one cent ($0.01) per share (the "Class B common stock"), are entitled to two votes for each share held so long as David R. Parker or certain members of his immediate family beneficially own such shares.  In the event that any shares of our Class B common stock cease to be owned by Mr. Parker or certain of his immediate family members, such shares will be automatically converted into shares of our Class A common stock and will then be entitled to one vote per share. Unless otherwise required by Nevada law, the Class A common stock and Class B common stock vote together as a single class. We have no other class of stock outstanding. Holders of Class A common stock and Class B common stock are not entitled to cumulative voting in the election of directors.

On the Record Date, the closing market price of our Class A common stock as reported on the NASDAQ Global Select MarketSM was $11.52 per share.  On the Record Date, there were issued and outstanding (i) 13,223,336 shares of Class A common stock (including 648,337 shares of restricted Class A common stock subject to certain performance vesting and holding provisions), entitled to cast an aggregate 13,223,336 votes on all matters subject to a vote at the Annual Meeting and (ii) 2,350,000 shares of Class B common stock entitled to cast an aggregate 4,700,000 votes on all matters subject to a vote at the Annual Meeting.  The total number of shares of our common stock issued and outstanding on the Record Date was approximately 15,573,336, which is entitled to cast an aggregate of 17,923,336 votes on all matters subject to a vote at the Annual Meeting.  The total number of issued and outstanding shares excludes approximately 217,256 shares of Class A common stock reserved for issuance upon the exercise of outstanding stock options granted under our incentive stock plans and other arrangements.  Holders of unexercised options are not entitled to vote any unissued shares underlying such unexercised options at the Annual Meeting.  The Inspector of Elections will tabulate votes cast at the Annual Meeting, and the results of all items voted upon will be announced at the Annual Meeting.  We will also disclose the final voting results in a Current Report on Form 8-K filed with the SEC in accordance with the SEC rules.

Quorum Requirement

In order to transact business at the Annual Meeting, a quorum must be present.  A quorum is present if the holders of a majority of the outstanding Class A and Class B common stock entitled to vote are represented at the Annual Meeting in person or by proxy.  Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.  "Abstentions" are shares that are entitled to vote but that are not voted at the direction of the holder.  "Broker non-votes" are shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner.

Required Vote

Directors are elected by an affirmative vote of a plurality of the total votes cast by stockholders entitled to vote and represented in person or by proxy at the Annual Meeting, which means that with respect to Proposal 1, the five director nominees receiving the highest number of votes for their election will be elected.  The approval of compensation of our named executive officers and the ratification of the KPMG LLP appointment under Proposals 2 and 3, respectively, and the approval of any other matter submitted to stockholders each requires the affirmative vote of a majority of the votes cast by stockholders entitled to vote and represented in person or by proxy at the Annual Meeting.  Abstentions and broker non-votes are not considered affirmative votes and thus will have no effect on the election of directors by a plurality vote for Proposal 1.  However, with respect to Proposals 2 and 3 and the approval of any other matter submitted to stockholders, abstentions and broker non-votes will be counted as votes cast and will have the same effect as negative votes.

Voting Instructions

Your type of stock ownership determines the method by which you may vote your shares.  If your shares are registered directly in your name in the stock register and stock transfer books of the Company or with our transfer agent (Computershare Investor Services), you are a "registered holder" and considered the stockholder of record with respect to those shares.  If you hold your shares through a broker, rather than holding shares registered directly in your name, you are considered a "beneficial owner" of shares held in street name.  Beneficial owners have the right to instruct their broker how to vote the shares held in their account.

If you are a registered holder of record of our Class A common stock, you may vote your shares either (i) over the telephone by calling a toll-free number, (ii) by using the Internet and visiting the designated website, (iii) by mailing your proxy card or (iv) in person at the Annual Meeting by notifying and obtaining a ballot from the Inspector of Elections prior to the occurrence of any votes.  Registered holders of our Class B stock may vote either by (i) mailing your proxy card or (ii) attending the Annual Meeting and notifying and obtaining a ballot from the Inspector of Elections prior to the occurrence of any votes.  For 2014, we have arranged for telephone and Internet-

voting procedures to be used. These procedures have been designed to authenticate your identity, to allow you to give instructions, and to confirm that those instructions have been recorded properly. If you choose to vote by telephone or by using the Internet by accessing the designated website, please refer to the specific instructions on the proxy card. The deadline for voting by telephone or the Internet is 11:59 p.m. Eastern Daylight Time on Wednesday, May 21, 2014. If you wish to vote using the proxy card, please complete, sign, and date your proxy card and return it to us before the Annual Meeting.

Beneficial owners who hold their shares in street name will need to obtain a voting instruction form from the broker or institution that holds their stock and must follow the voting instructions given by that broker or institution.  A beneficial owner of shares may not vote in person at the Annual Meeting unless they obtain from their broker or institution a legal proxy that gives you the right to vote the shares.

Right to Attend Annual Meeting; Revocation of Proxy

Returning a proxy card now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so.  Stockholders who execute and return proxies may revoke them at any time before they are exercised during the call to vote by either (i) giving written notice of their revocation to our Corporate Secretary at our principal executive office address, (ii) executing a subsequent proxy and delivering it to our Corporate Secretary, or (iii) attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

Costs of Solicitation

We will bear the cost of solicitation of proxies, which we expect to be nominal, and we will include reimbursements for the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of our outstanding Class A common stock.  Proxies will be solicited by mail, and may be solicited personally by directors, officers, and our regular employees, who will not receive any additional compensation for any such services.

Annual Report

The information included in this Proxy Statement should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Report of Independent Registered Public Accounting Firm, and other information included in our 2013 Annual Report that was mailed on or about April 9, 2014, together with this Notice of Meeting and Proxy Statement, to all stockholders of record as of the Record Date.  A copy of our 2013 Annual Report is publicly available free of charge at www.edocumentview.com/CVTI.  Except to the extent it is incorporated by specific reference, our 2013 Annual Report is not incorporated into this Proxy Statement and is not considered to be a part of the proxy-soliciting materials.

Important Information to Read with This Proxy Statement

Set forth below are the proposals to be considered by stockholders at the Annual Meeting, as well as important information concerning, among other things, our management and our Board; executive compensation; transactions between us and our officers, directors, and affiliates; the stock ownership of certain beneficial owners and management; the services provided to us by and fees of KPMG LLP, our independent registered public accounting firm; and instructions for stockholders who want to make proposals at our 2015 Annual Meeting of Stockholders.  EACH STOCKHOLDER SHOULD READ THIS INFORMATION BEFORE VOTING.

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect five directors to serve as the Board until our next Annual Meeting of Stockholders or until their successors are duly elected and qualified.  Upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the "Nominating Committee"), our Board has nominated for election as directors the following five individuals, each of whom is presently serving as a director:  David R. Parker, William T. Alt, Robert E. Bosworth, Bradley A. Moline, and Herbert J. Schmidt.  Dr. Niel B. Nielson has decided not to stand for reelection. The individual qualifications, skills, and experience of the director nominees are discussed in their respective biographies below.

Each proxy will be voted as directed on each proxy card; or in the absence of contrary instructions, each proxy will be voted for the election of all director nominees.  In the event any director nominee becomes unwilling or unable to serve as a director prior to the vote on Proposal 1 at the Annual Meeting, the shares represented by your proxy will be voted for any substitute nominee designated by the Board, unless you expressly withhold authority to vote your shares for the unavailable nominee or substitute nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

Nominees for Directorships

Information concerning the names, ages, positions with us, tenure as a Company director, and business experience of the nominees standing for election as directors at the Annual Meeting, as well as the specific attributes qualifying each nominee for a directorship, is set forth below.  Family relationships between any directors and executive officers, if any, are noted in the relevant biographies.  All references to experience with us include positions with our operating subsidiary, Covenant Transport, Inc., a Tennessee corporation ("CTI"), and none of the other corporations or organizations referenced in the biographies is a parent, subsidiary, or affiliate of the Company unless otherwise noted.  There are no arrangements or understandings between any of the director nominees and any other person pursuant to which any of the director nominees was selected as a nominee.  Each of the director nominees has also consented to being named as such in this Proxy Statement and has indicated his intention to serve as a director, if elected.

David R. Parker, 56, has served as President since our founding in 1985 and as Chairman of the Board and Chief Executive Officer ("CEO") since 1994.  Mr. Parker was elected to the board of directors of the Truckload Carriers Association in 1994 and also serves on the board of directors of the American Trucking Associations.  Since March 2012, Mr. Parker has served as a member of the Trade and Transportation Advisory Council of the Federal Reserve Bank of Atlanta.  Mr. Parker has also served as a director of several religious organizations and serves as general partner of the Parker Limited Family Partnership.  The Board believes Mr. Parker's dedication to the Company, as well as his executive and operational roles with us, have made him a valued member of our Board, and Mr. Parker brings to the Board an in-depth knowledge of all aspects of the Company.  The Board believes Mr. Parker's significant leadership experience, when coupled with Mr. Parker's significant knowledge of the Company, qualify him for his continued service as President, CEO, and Chairman of our Board.  Additionally, the Board believes Mr. Parker's knowledge of the industry continues to be a competitive strength for the Company.

William T. Alt, 77, has served as a director since 1994 and currently serves as Chair of our Nominating Committee and as a member of our Compensation Committee.  Mr. Alt holds degrees in engineering and the law.  He has engaged in the private practice of law since 1962 and served as the President of the professional corporation for which he has practiced, William T. Alt., P.C., where he also was responsible for compensation decisions.  Mr. Alt has supervised as many as twelve attorneys engaged in litigation and securities work for brokers, private companies going public, and SEC reporting companies.  Mr. Alt also has experience advising companies, including other interstate trucking companies, in public offerings, stock exchange listings, SEC reporting, accounting issues concerning public companies, and various other commercial matters.  Mr. Alt served as outside counsel to the Company from 1986 to 2003 and gained an in-depth understanding of the risks facing the Company.  The Board believes Mr. Alt's legal experience and familiarity with securities laws and the transportation industry qualify Mr. Alt to serve on the Board and benefit the Company.  Specifically, the Board believes Mr. Alt's legal background allows Mr. Alt to advise the Board regarding best practices and strategies to help inform the Board's decision-making.  Additionally, the Board believes Mr. Alt's past leadership positions and executive experience qualifies Mr. Alt to serve in his current capacity as the Chair of the Nominating Committee.  The Board believes Mr. Alt's knowledge of executive compensation practices adds significant value to our Compensation Committee.

Robert E. Bosworth, 66, has served as a director since 1998 and currently serves as Chair of our Audit Committee.  Mr. Bosworth served as a director of Chattem, Inc., a consumer products company from 1986 to 2010 and served on its audit committee from 1998 to 2005 and on its compensation committee from 2002 to 2005.  From September 2005 until his retirement in July 2012, Mr. Bosworth served as the President and Chief Operating Officer ("COO") of Chattem, Inc.  Prior to such position, Mr. Bosworth served as Chief Financial Officer ("CFO") of the Livingston Company, a merchant bank located in Chattanooga, Tennessee, since 2004, and as Livingston's Vice President of Corporate Finance since 2001.  From 1998 until 2001, Mr. Bosworth was a business and management consultant to various corporations in the Chattanooga area.  Prior to 1998, Mr. Bosworth served for more than five years as Executive Vice President and CFO of Chattem, Inc.  Mr. Bosworth has also held directorships with several organizations, including Chattanooga Christian School, Southport Capital, Wellington Group, Hamico, Inc., See Rock City, Inc., Elcat, Inc., R.L. & K.H. Maclellan Foundation, Vincent Printing, Inc., as well as served as Vice President of Hamico, Inc.  Mr. Bosworth holds an M.B.A. in finance.  The Board believes Mr. Bosworth's services on the Chattem, Inc. board and on the boards of several other organizations have provided him with significant insight into board processes, functions, exercise of diligence, and oversight of management, and this knowledge benefits the Board.  The Board also believes Mr. Bosworth's financial background, including his experience handling all financial functions of Chattem, Inc. and his familiarity and experience with applicable laws and regulations governing the preparation of financial statements filed with the SEC from when Chattem, Inc. was publicly traded, adds value to the Company's Audit Committee and Board.  The Board believes Mr. Bosworth's extensive executive, director, business, and financial reporting experience make him highly qualified to serve as a director and as Chair of the Audit Committee.

Bradley A. Moline, 47, has served as a director since 2003 and currently serves as a member of our Audit Committee and Nominating Committee.  Mr. Moline has been President and CEO of ALLO Communications, LLC, a telecommunications company, since October 2002.  He also serves on the board of directors of ALLO Communications, LLC.  Mr. Moline also has been the owner and President of Imperial Super Foods, a grocery store in Imperial, Nebraska, since February 2002 and NECO Grocery, with grocery operations in Colorado, since March 2006.  From 1994 to 1997, Mr. Moline was our Treasurer and CFO.  Mr. Moline also served as CFO of Birch Telecom Inc., a telecommunications company, when the company's debt securities were publicly traded and previously worked for Ernst & Young, where he was formerly licensed as a CPA.  Mr. Moline holds a degree in Business Administration with an emphasis in accounting.  In his roles with the Company, Birch Telecom, and Ernst & Young, Mr. Moline gained experience overseeing financial matters and reviewing documents filed with the SEC.  The Board believes Mr. Moline's extensive financial and executive experience add significant value to our Audit Committee and make Mr. Moline a valued member of our Board.  The Board also believes Mr. Moline's wide array of executive experiences, including from his service as the Company's CFO, has prepared him well to respond to complex financial and operational challenges.

         Herbert J. Schmidt, 58, served as the Executive Vice President of Con-way Inc. and President of Con-way Truckload, both freight transportation providers, from 2007 to 2012.  Prior to the merger of Contract Freighters, Inc. ("CFI"), another freight transportation provider, with Con-way Inc. in 2007, Mr. Schmidt held positions at CFI as President and CEO from 2005 to 2007 and President from 2000 to 2005.  Prior to his becoming President and CEO in 2005, he was employed in a series of progressively more responsible positions at CFI where he gained extensive knowledge in risk management, as well as leading the sales and operations functions as Senior Vice President of Operations.  Mr. Schmidt has also served as a member of the Board of Directors of Empire District Electric Company (NYSE: EDE) since April 2010, including membership on the Compensation, Executive, and Strategic Projects committees.  Mr. Schmidt was appointed to the Board in October 2013 upon the recommendation of the Board's Nominating and Corporate Governance Committee.  The Board believes Mr. Schmidt's extensive industry, operations, sales, risk management, and leadership experience will add significant value to the Board.

CORPORATE GOVERNANCE

The Board of Directors and Its Committees

Board of Directors

Meetings.  Our Board held eight meetings during the year ended December 31, 2013.  With the exception of Mr. Schmidt, who was not appointed to the Board until October 17, 2013, each current member of the Board attended at least 75% of the aggregate of all meetings of the Board and of all committees on which he served.  Subsequent to his appointment, Mr. Schmidt attended all meetings of the Board and of all committees on which he served.  We encourage the members of our Board to attend our Annual Meeting of Stockholders, although we do not have a formal policy regarding director attendance at such meetings.  All five of our then-current directors attended the 2013 Annual Meeting of Stockholders.

Director Independence.  Our Class A common stock is listed on the NASDAQ Global Select MarketSM.  Therefore, we are subject to the listing standards embodied in applicable NASDAQ Stock Market ("NASDAQ") listing standards and the rules and regulations of the SEC, including those relating to corporate governance.  The Board has determined that the following directors and director nominees are "independent" under NASDAQ Rule 5605(a)(2):  Messrs. Bosworth, Alt, Moline, Nielson (not standing for reelection), and Schmidt.  The Board has also determined that with respect to each of our three Board committees, each member and committee composition satisfies the applicable committee independence and membership requirements of NASDAQ and the SEC.  In accordance with NASDAQ Rule 5605(b)(2), in 2013, our independent directors held nine special meetings of independent directors, or "executive sessions," at which only the independent directors were present.

Our Nominating Committee reviewed (i) the SEC regulatory and NASDAQ listing standards for assessing the independence of our directors and director nominees, (ii) the criteria for determining each such individual's independence specifically for purposes of serving on the Audit Committee and Compensation Committee and as an "audit committee financial expert," and (iii) each such individual's professional experience, education, skills, ability to enhance differences of viewpoint and other qualities among our Board membership.  After concluding its review, the Nominating Committee submitted its independence recommendations to our Board.  Our Board then made its independence determinations based on the committee's recommendations.

Board Oversight of Risk Management.  The Board has overall responsibility for risk oversight, which involves evaluating any material risks concerning us, as well as management's decisions and efforts to identify, manage, and monitor such risks.  This oversight also includes understanding and determining what constitutes an appropriate level and tolerance of risk for the Company.  The Board addresses this responsibility as part of its periodic Board meetings.  The Board has delegated oversight responsibility to each of the Board committees according to its respective area of responsibility and assigned the assessment of the Board's review of enterprise risk to the Nominating Committee, financial risk to the Audit Committee, and compensation-related risk to the Compensation Committee.  In its risk oversight role, our Board considers and confers with management about risk administration.  Typically, management identifies, measures, and analyzes risks inherent to our business, operations, and industry.  Management then reports to the appropriate Board committee, which then evaluates management's risk assessment and reports to the Board.  The Board's role in risk oversight has not affected the Board's leadership structure.

Board Leadership Structure.  The Board is responsible for overseeing our overall corporate governance and the competent and ethical management and operation of our business.  The Board believes that its current leadership structure best serves the Board's ability to carry out its duties and responsibilities with respect to the achievement of our goals and objectives, oversight of senior management, and ensuring the best interests of our stockholders are served.  Mr. Parker currently serves as our President, Chairman of the Board, and CEO.  The Board elects our President, Chairman of the Board, and CEO annually.  Mr. Parker was elected by our Board in May 2013 to serve in such positions until his successor is duly elected or until his earlier death, resignation or removal, pursuant to our Second Amended and Restated Bylaws.

Our independent directors regularly meet in "executive sessions," which are meetings conducted by independent directors without the presence of management.  These executive sessions are typically conducted before or after any Board or Board committee meeting at which a majority of the independent directors are present or by holding special meetings of the independent directors.  Our independent directors do not formally select a lead independent director to preside over their executive sessions.  Rather, our independent directors collaboratively administer the executive sessions or select the Chair of the Board committee whose meeting includes or precedes any such executive session to preside. We believe our independent directors have an appropriate breadth of experience and perspective that facilitate and contribute to the efficiency and functionality of the full Board and that this approach produces consistent, effective communication between the independent directors and Chairman of the Board.

The Board believes our current leadership structure is appropriate and suitable for proper and efficient Board functioning and communication, given the size of the Company and our Board.  We believe the combination of Mr. Parker's leadership positions is effective for us given Mr. Parker's in-depth knowledge of and experience in our business and industry, and his long-standing service in three senior leadership positions demonstrates to our stockholders Mr. Parker's commitment to our growth and success.  As the CEO, Mr. Parker is also intimately involved in the Company's routine operations and is in a position to elevate critical business issues to the Board and senior management because he reports to the Board as the CEO with the other executive officers and participates in the meetings as a director.  The Board has determined the President, Chairman of the Board, and CEO combination, together with a successful governance structure that includes the exercise of key oversight responsibilities by independent directors, provides an effective balance for the management of the Company and our stockholders' best interests.  Our Board has the flexibility to modify our leadership structure in the future, as the Board deems appropriate or necessary.

Stockholder Communications with the Board of Directors.  Our Board has adopted procedures by which our stockholders may communicate with our Board regarding matters of substantial importance to us.  Information concerning the manner in which stockholders can communicate with the Board is set forth in our Stockholder Communications Procedures available on our website at http://ctgcompanies.com/documents/stockholder_communications.pdf.  Our Stockholder Communications Procedures, which was adopted by the Board, describes the process for sending communications and determining which communications will be relayed to directors.  Please note that we reserve the right not to forward any abusive, threatening or otherwise inappropriate materials.

Committees of the Board of Directors

The Audit Committee

Functions, Composition, and Meetings of the Audit Committee.  Our Board has established a separately designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") to oversee our accounting and financial reporting policies and processes in accordance with applicable SEC rules and NASDAQ listing standards.  The primary responsibilities of the Audit Committee are set forth in the Audit Committee Report, which appears below, and are further described in the Audit Committee charter.  During 2013, our Audit Committee was comprised of Messrs. Bosworth and Moline and Dr. Nielson.  Mr. Bosworth serves as Chair of the Audit Committee.  The Audit Committee met nine times during 2013.

Audit Committee Independence.  Each member of the Audit Committee satisfies the independence and audit committee membership criteria set forth in NASDAQ Rule 5605(c)(2)(A).  Specifically, each member of the Audit Committee:

•	is independent under NASDAQ Rule 5605(a)(2);
•	meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act;
•	did not participate in the preparation of our financial statements or the financial statements of any of our current subsidiaries at any time during the past three years; and
•	is able to read and understand fundamental financial statements, including our balance sheet, statement of operations, and statement of cash flows.

Audit Committee Charter.  Our Audit Committee operates pursuant to a written charter detailing its purpose, powers, and duties.  The Audit Committee reviews and reassesses the adequacy of its formal written charter on an annual basis and recommends changes to the Board when appropriate.  The charter is publicly available free of charge on our website at http://ctgcompanies.com/documents/audit_comm_charter.pdf.

Audit Committee Financial Expert.  The Board has determined that at least one current member of the Audit Committee qualifies as an "audit committee financial expert" under Item 407(d)(5)(ii) of SEC Regulation S-K.  In the judgment of the Board, such member (i) meets the audit committee member independence criteria under applicable SEC rules; (ii) is independent, as independence for audit committee members is defined under applicable NASDAQ listing standards; and (iii) has sufficient knowledge, experience and sophistication in financial and auditing matters under relevant SEC and NASDAQ rules. The satisfaction of these factors results in the individual's financial sophistication under NASDAQ Rule 5605(c)(2)(A) and qualifies such member as an "audit committee financial expert," under Item 407(d)(5)(ii) of SEC Regulation S-K. The Board has determined Mr. Bosworth is financially sophisticated and designated Mr. Bosworth as our audit committee financial expert.

Report of the Audit Committee.  In performing its duties, the Audit Committee, as required by applicable rules of the SEC, issues a report recommending to the Board that our audited financial statements be included in our Annual Report on Form 10-K and determines certain other matters, including the independence of our independent registered public accounting firm.  The Report of the Audit Committee for 2013 is set forth below.

The Audit Committee Report shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act.  This Audit Committee Report also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Report of the Audit Committee

The primary purpose of the Audit Committee of the Board of Covenant Transportation Group, Inc. (the "Company") is to assist the Board in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal control over financial reporting.  The Audit Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements.  Rather, the Company's management has primary responsibility for the preparation, consistency, integrity, and fair presentation of the Company's financial statements and the overall reporting process, including maintenance of the Company's system of internal controls.  The Company retains an independent registered public accounting firm, KPMG LLP, which is responsible for conducting independent quarterly reviews and an independent annual audit of the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and issuing a report thereon.

For the year ended December 31, 2013, the Audit Committee has (i) reviewed and discussed the audited financial statements, management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and KPMG LLP; (ii) discussed with KPMG LLP the matters required to be discussed pursuant to Item 2-07 of SEC Regulation S-X (Communication with Audit Committees) and PCAOB Auditing Standard No. 16 (Communications with Audit Committees), as may be amended, adopted, or superseded; (iii) received and discussed with KPMG LLP the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB; and (iv) discussed with KPMG LLP its independence as the Company's independent registered public accounting firm and auditor.  The Audit Committee, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and KPMG LLP.  The Audit Committee met in periodic executive sessions with each of KPMG LLP, management, and the internal audit department during 2013.

Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

Audit Committee:
Robert E. Bosworth, Chair
Bradley A. Moline
Dr. Niel B. Nielson

The Compensation Committee

Functions, Composition, and Meetings of the Compensation Committee.  As more fully outlined in the Compensation Committee charter, the primary functions of the Compensation Committee of our Board are to aid our

Board in discharging its responsibilities relating to the compensation of our executive officers, including the CEO; evaluate and approve our compensation plans, policies, and programs; produce an annual report on executive compensation; and perform such other duties as may be assigned to it by our Board or imposed by applicable laws or regulations. In furtherance of its duties, the Compensation Committee reviews and approves certain elements of the compensation of our executive officers and our overall executive compensation strategy to ensure such components align with our business objectives, responsible corporate practices, and our stockholders' interests. The Compensation Committee also makes recommendations on other compensation matters to the full Board. The Compensation Committee has the authority to carry out the foregoing responsibilities under its charter, and may delegate such authority to subcommittees of the Compensation Committee. During 2013, Dr. Nielson and Mr. Alt served as the members of the Compensation Committee, with Dr. Nielson serving as Chair. The Compensation Committee held a total of seven meetings in 2013.

Compensation Committee Independence.  Each member of the Compensation Committee satisfies the independence and compensation committee membership criteria set forth in NASDAQ Rule 5605(d)(2)(A) and applicable SEC regulations.  In determining the independence of our Compensation Committee members, the Board considered several relevant factors, including but not limited to each director's source of compensation and affiliations.  Specifically, each member of the Compensation Committee:

•	is independent under NASDAQ Rule 5605(a)(2);
•	meets the criteria for independence set forth in Rule 10C-1(b)(1) under the Exchange Act;
•	did not directly or indirectly accept any consulting, advisory or other compensatory fee from the Company;
•
as determined by our Board, is not affiliated with the Company, any Company subsidiary, or any affiliate of a Company subsidiary, and does not have any other relationship, which would impair each respective member's judgment as a member of the Compensation Committee; and

•	is an "outside director" as defined in Section 162(m) of the Internal Revenue Code, as amended (the "IRC"), and U.S. Treasury Regulation Section 1.162-27.

In 2013, none of our Compensation Committee members had any business or personal relationship with any compensation consultant, legal counsel, or other advisor that was selected by or provided advice to the Compensation Committee.

Compensation Committee Charter.  Our Compensation Committee operates pursuant to a written charter detailing its purpose, powers, and duties.  The Compensation Committee periodically reviews and reassesses the adequacy of its formal written charter on an annual basis and recommends changes to the Board when appropriate.  The charter is publicly available free of charge on our website at http://ctgcompanies.com/documents/compensation_committee.pdf.

Report of the Compensation Committee.  In performing its duties, the Compensation Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board that our Compensation Discussion and Analysis be included in this Proxy Statement.  The Report of the Compensation Committee for 2013 follows.

The Report of the Compensation Committee shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act.  This Compensation Committee Report also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Report of the Compensation Committee

The Compensation Committee of the Board of Covenant Transportation Group, Inc. (the "Company") has reviewed and discussed with management the Compensation Discussion and Analysis section (as required by Item 402(b) of Regulation S-K of the U.S. Securities and Exchange Commission) contained in this Proxy Statement for the Annual Meeting of Stockholders to be held on May 22, 2014.  Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this

Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

Compensation Committee:
Dr. Niel B. Nielson, Chair
William T. Alt

Compensation Committee Interlocks and Insider Participation

Dr. Nielson served on the Compensation Committee and was Chair for all of 2013.  Mr. Alt also served on the Compensation Committee for all of 2013.  Dr. Nielson and Mr. Alt were not officers or employees of the Company at any time during 2013 or as of the date of this Proxy Statement, nor is either individual a former officer of the Company.  In 2013, no member of our Compensation Committee had any relationship or transaction with the Company that would require disclosure as a "related person transaction" under Item 404 of SEC Regulation S-K in this Proxy Statement under the section entitled Certain Relationships and Related Transactions.

During 2013, none of our executive officers served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our Compensation Committee.  Additionally, during 2013, none of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a member of our Board or Compensation Committee.

See Certain Relationships and Related Transactions for a description of certain transactions between us and our other directors, executive officers, or their affiliates, and Executive Compensation – Director Compensation for a description of compensation of the members of the Compensation Committee.

The Nominating and Corporate Governance Committee

Functions, Composition, and Meetings of the Nominating and Corporate Governance Committee.  In 2004, the Board established a Nominating and Corporate Governance Committee to recommend to the Board potential director nominee candidates for election to the Board and to make recommendations to the Board concerning issues related to corporate governance, as further detailed in the Nominating Committee charter discussed below.  During 2013, Messrs. Alt and Moline served as the Nominating Committee, with Mr. Alt serving as Chair.  All current members of the Nominating Committee are independent, as independence for nominating committee members is defined under applicable SEC regulations and NASDAQ listing standards.  The Nominating Committee met seven times in 2013.  The Nominating Committee has recommended that the Board nominate Messrs. Parker, Alt, Bosworth, Moline, and Schmidt for election at the Annual Meeting, each of whom is currently serving as a director.  Dr. Niel B. Nielson has decided not to stand for re-election.

Nominating and Corporate Governance Committee Charter.  Our Nominating Committee operates pursuant to a written charter detailing its purpose, powers, and duties.  The Nominating Committee periodically reviews its formal written charter, as well as those of our Board committees, to ensure each charter reflects a commitment to effective corporate governance and recommends changes to the Board when appropriate.  A copy of the charter (which includes Exhibit A (Criteria for Board of Directors) to such charter, as mentioned below) is available free of charge on our website at http://ctgcompanies.com/documents/nominatingcorporategov.pdf.

Process for Identifying and Evaluating Director Nominees.  Director nominees are chosen by the entire Board, after considering the recommendations of the Nominating Committee.  The members of the Nominating Committee review the qualifications of various persons to determine whether they are qualified director nominee candidates for membership on the Board.  The Nominating Committee will review all such candidate recommendations, including those properly submitted by stockholders, in accordance with the requirements of its charter, SEC regulations, and NASDAQ listing standards.  Upon identifying and selecting qualified director nominee candidates, the Nominating Committee then submits its director nominee selections to our Board for consideration.  We do not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Desirable Traits for Director Nominees.  With regard to specific qualities and skills of potential director nominees, the Nominating Committee believes it is necessary that: (i) at least a majority of the members of the Board qualify as "independent" under NASDAQ Rule 5605(a)(2); (ii) at least three members of the Board satisfy the audit committee membership criteria specified in NASDAQ Rule 5605(c)(2)(A); (iii) at least one member of the Board eligible to serve on the Audit Committee has sufficient knowledge, experience, and training concerning accounting and financial matters so as to be financially sophisticated under NASDAQ Rule 5605(c)(2)(A) and qualifies as an "audit committee financial expert" within the meaning of Item 407(d)(5)(ii) of SEC Regulation S-K; and (iv) at least two members of the Board satisfy the compensation committee membership criteria specified in NASDAQ Rule 5605(d)(2)(A).  In addition to these specific requirements, the Nominating Committee takes into account all factors it considers appropriate, which may include, but are not limited to, an individual's experience, accomplishments, education, understanding of our business and the industry in which we operate, specific skills, general business acumen, and personal and professional integrity.  Exhibit A (Criteria for Board of Directors) of the Nominating Committee charter also sets forth various factors and criteria used for selecting director nominees (such factors and criteria are not absolute prerequisites for any such nominee).  Generally, the Nominating Committee will first consider current Board members as potential director nominees because they meet the criteria listed above and possess knowledge of our history, strengths, weaknesses, goals, and objectives.

Director Evaluation Program.  The Nominating Committee is responsible for developing and implementing a director evaluation program to measure the individual and collective performance of directors and the fulfillment of their responsibilities to our stockholders, including an assessment of the Board's compliance with applicable corporate governance requirements and identification of areas in which the Board might improve its performance.  The Nominating Committee also is responsible for developing and implementing an annual self-evaluation process for the Board designed to assure that directors contribute to our corporate governance and to our performance.  These tasks are accomplished in part through our annual Board evaluation questionnaire in which our outside directors assess and comment on various issues concerning the Board's performance, oversight, resources, composition, culture, and committees.  Questionnaire responses are anonymously compiled and summarized in a report distributed to the Board by independent counsel.  We believe this provides valuable constructive feedback that contributes to the Board's overall effectiveness, functionality, and oversight.

Board Diversity.  In recommending director nominee candidates for the Board, the Nominating Committee considers Board diversity along with the various other factors discussed above.  Our Nominating Committee does not have a formal policy with respect to diversity, but considers it desirable if potential nominees compliment and contribute to the Board's overall diversity and composition.  Pursuant to the Nominating Committee's charter, such consideration includes each individual candidate's ability to enhance differences of viewpoint, professional experience, education, skills, and other individual qualities among the members of the Board.  Diversity is not limited solely to gender, race and ethnicity distinctions, and we interpret diversity to encompass an individual's ability to positively contribute to the chemistry and collaborative nature of our Board, as well as such person's personal and professional experiences, aptitude, and expertise relevant to our industry.  The Nominating Committee periodically reviews and assesses the effectiveness of the Committee's policies with respect to its consideration of diversity in identifying director nominees.

Stockholder Director Nominee Recommendations.  It is generally the policy of the Nominating Committee to consider stockholder recommendations of proposed director nominees if such recommendations are serious, timely received, and comply with the SEC rules and regulations setting forth the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials, specifically Rule 14a-8 of the Exchange Act.  To be timely, recommendations must be received in writing by Mr. Hogan at our principal executive office at least 120 days prior to the one-year anniversary of the mailing date of our proxy statement for the prior year's Annual Meeting of Stockholders.  For our 2015 Annual Meeting of Stockholders, all stockholder recommendations of proposed director nominees must be received in writing by Mr. Hogan no later than the close of business on December 11, 2014.  Such stockholder recommendations should be addressed and sent to Joey B. Hogan, Senior Executive Vice President and COO; Covenant Transportation Group, Inc.; 400 Birmingham Highway; Chattanooga, Tennessee 37419.  In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed director nominee's name and qualifications and the reason for such recommendation;
•	the name and record address of the stockholder(s) proposing such nominee;
•	the number of shares of our Class A and/or Class B common stock that are beneficially owned by such stockholder(s) and the dates indicating how long such stock has been held by such stockholder(s);
•	a description of any financial or other relationship between the stockholder(s) and such director nominee or between the director nominee and us or any of our subsidiaries;

•	appropriate biographical and other information equivalent to that required of all other director nominee candidates; and
•	any other information such stockholder(s) must provide pursuant to and as required under Rule 14a-8 of the Exchange Act.

Our Executive Officers

Set forth below is certain information regarding our current executive officers (other than our CEO, Mr. Parker, for whom information is set forth above under Proposal 1 – Election of Directors).  All executive officers are elected annually by the Board.  Family relationships between any directors and executive officers, if any, are noted in the relevant biographies.  All references to experience with us include positions with our operating subsidiary, CTI, and none of the other corporations or organizations referenced in the biographies is a parent, subsidiary, or affiliate of the Company unless otherwise noted.  In 2013, none of our executive officers had any business or personal relationship with any compensation consultant, legal counsel, or other advisor (including any such advisor's employer) that was selected by or provided advice to the Compensation Committee.  There are no arrangements or understandings between any of the executive officers and any other person pursuant to which any of the executive officers was or is to be selected as an officer.  Each of the executive officers also has consented to being identified as such in this Proxy Statement and has indicated his intention to serve in his respective office, if elected by the Board.

Joey B. Hogan, 52, has served as our Senior Executive Vice President and COO since May 2007, as well as President of CTI since such time.  Mr. Hogan was our CFO from 1997 to May 2007, and our Executive Vice President from May 2003 to May 2007, and was a Senior Vice President from December 2001 to May 2003.  From joining us in August 1997 through December 2001, Mr. Hogan served as our Treasurer.  Mr. Hogan served as a director and on the audit committee of Chattem, Inc., a consumer products company, from April 2009 through March 2010.  Mr. Hogan did not serve on the compensation committee of Chattem, Inc.

Tony Smith, 66, founded Southern Refrigerated Transport, Inc. ("SRT") in 1986 and has served as President of SRT since its inception.  SRT joined the Company as one of our subsidiaries in 1998.  Mr. Smith also served as President of Tony Smith Trucking, Inc., a former subsidiary of the Company, from October 1998 to December 2004.  Mr. Smith is the father of Justin Smith, COO and Vice President at SRT.

James "Jim" Brower, 57, has served as President of Star Transportation, Inc. ("Star") since 1983.  Star joined the Company as one of our subsidiaries in 2006.

                Richard B. Cribbs, 42, has served as our Senior Vice President and CFO since May 2008.  Previously, Mr. Cribbs served as our Vice President and Chief Accounting Officer ("CAO") from May 2007 to May 2008 and Corporate Controller from May 2006 to May 2007.  Prior to joining the Company, Mr. Cribbs was the Corporate Controller, Assistant Secretary, and Assistant Treasurer for Tandus, Inc., a commercial flooring company, from May 2005 to May 2006.  Mr. Cribbs also previously served as CFO of Modern Industries, Inc., a tier two automotive supply company, from December 1999 to May 2005.  Mr. Cribbs serves as a member of the Accounting Advisory Board of the University of Tennessee at Chattanooga.  Mr. Cribbs also serves as a member of the Board of the Chattanooga Association for Clinical Pastoral Care.

        R.H. Lovin, Jr., 62, has served in several senior management positions since joining us in 1986.  Mr. Lovin has been our Executive Vice President and Executive Vice President of Administration of CTI since May 2007 and Corporate Secretary since August 1995.  Previously, Mr. Lovin served as our Vice President–Administration from May 1994 to February 2003, Senior Vice President – Administration from February 2003 to May 2007, CFO from 1986 to 1994, and as one of our directors from May 1994 to May 2003.

M. Paul Bunn, 36, has been our CAO and Treasurer since January 2012.  Previously, Mr. Bunn served as our Corporate Controller from July 2009 to January 2012.  Prior to that, Mr. Bunn served as an Audit Senior Manager for Ernst & Young, LLP, a global professional services provider.  Mr. Bunn is registered as a Certified Public Accountant with the State of Tennessee.

Samuel F. Hough, 48, has been the Executive Vice President and Chief Operating Officer of CTI since joining us in February 2013. Prior to joining the Company, Mr. Hough served as Vice President of Sales from 2010 -2013, Vice President of Regional Operations from 2009 - 2010, and Vice President of Revenue Management from 2006 - 2009 for Conway Truckload, a freight transportation provider operating in the United States, Canada, and Mexico.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own (directly or indirectly) more than 10% of our Class A common stock, to file reports of ownership and changes in ownership with the SEC.  Officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely on a review of the copies of such reports (including any amendments thereto) filed with the SEC during 2013 and written representations that no other reports were required during the year ended December 31, 2013, we believe that all of the Company's executive officers, directors, and greater than 10% beneficial owners complied with applicable Section 16(a) filing requirements during the year ended December 31, 2013.

Code of Conduct and Ethics

Our Board has adopted a Code of Conduct and Ethics that applies to all directors, officers, and employees, whether with us or one of our subsidiaries.  The Code of Conduct and Ethics includes provisions applicable to our CEO, CFO, CAO, controller, or persons performing similar functions and that collectively constitute a "code of ethics" within the meaning of Item 406(b) of SEC Regulation S-K.  A copy of the Code of Conduct and Ethics is publicly available free of charge on our website at http://ctgcompanies.com/documents/Code_of_Conduct_and_Ethics_ (amended_05_29_13).pdf.

Pursuant to SEC regulations and NASDAQ listing standards, we will disclose amendments to or waivers of our Code of Conduct and Ethics in a press release, on our website http://ctgcompanies.com/investor-relations/earnings-info, or in a Current Report on Form 8-K filed with the SEC, whichever disclosure method is appropriate.  We amended the Code of Conduct and Ethics in May 2013, and such amended code is disclosed on our website.  To date, we have not granted any waivers from our Code of Conduct and Ethics to the CEO, CFO, CAO, Controller, or any person performing similar functions.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Proxy Statement section identifies our Named Executive Officers (as designated below) and explains to our stockholders how our executive compensation programs, policies and decisions are formulated, applied, and operate with respect to the Named Executive Officers.  In the Compensation Discussion and Analysis, we also discuss and analyze our executive compensation program, including each component of compensation awarded under the program, and the corresponding compensation amounts for each Named Executive Officer.

This Compensation Discussion and Analysis should be read in conjunction with the Summary Compensation Table (including the related tabular and narrative discussions) and Committees of the Board of Directors – The Compensation Committee section contained in this Proxy Statement.  As noted in that section, our Compensation Committee, which is comprised only of directors who satisfy applicable SEC and NASDAQ independence requirements and the "outside director" requirements under IRC Section 162(m), oversees and administers our executive compensation policies and practices.

Overview and Philosophy of Compensation

The Compensation Committee of our Board oversees all of our executive officer compensation arrangements.  The Compensation Committee has the specific responsibility to (i) review and approve corporate goals and objectives relevant to the compensation of our CEO, (ii) evaluate the performance of our CEO in light of those goals and objectives, and (iii) determine and approve the compensation level of our CEO based upon that evaluation.  The Compensation Committee also has the responsibility to review annually the compensation of our other executive officers and to determine whether such compensation is reasonable under existing facts and circumstances.  In making such determinations, the Compensation Committee seeks to ensure that the compensation of our executive officers aligns the executive officers' interests with the interests of our stockholders.  The Compensation Committee also reviews and approves all forms of deferred compensation and incentive compensation, including stock option grants, stock grants, and other forms of incentive compensation granted to our executive officers.  The

Compensation Committee takes into account the recommendations of our CEO in reviewing and approving the overall compensation of the other executive officers.  The Compensation Committee has not engaged or received reports from any compensation consultants with respect to our 2013 executive compensation.

At the most senior level, including our Named Executive Officers, we seek to attract, motivate, and retain executive officers who are capable of evaluating, building, and managing multiple businesses,  and who we believe will create long-term value for our stockholders.  In this regard, we use a mix of compensation designed to provide overall compensation levels that (i) are sufficient to attract and retain talented executive officers and to motivate those executives to achieve superior results, (ii) align executives' interests with our corporate strategies, our business objectives, and the performance of specific business units to the extent applicable, (iii) enhance executives' incentives to increase our stock price and focus on the long-term interests of our stockholders, and (iv) are consistent with our goal of controlling costs.  In many instances we build our compensation elements around long-term retention and development together with annual rewards based on financial performance.

Named Executive Officers

The following discussion summarizes the compensation elements we used to attract, motivate, and retain our CEO, CFO, and three other most highly compensated executive officers for the year ended December 31, 2013 (collectively, the "Named Executive Officers").  Our five Named Executive Officers are as follows:

	Name	Position
1.	David R. Parker	CEO, Chairman of the Board, and President
2.	Richard B. Cribbs	Senior Vice President and CFO
3.	Joey B. Hogan	Senior Executive Vice President and COO, and President of CTI
4.	Samuel F. Hough	Executive Vice President and COO of CTI
5.	James F. Brower	President of Star

Elements of Compensation

Our compensation program for senior executive officers has two major elements, fixed compensation and incentive compensation.  The total compensation for senior executive officers, including the Named Executive Officers, consists of one or more of the following five components: (i) base salary, (ii) annual incentive compensation, which may include performance-based annual cash and/or equity awards, (iii) long-term equity incentive awards (in recent years, such equity awards have been in the form of restricted stock grants that were performance-based and/or time-based as to vesting, (iv) other compensation, including specified perquisites, and (v) employee benefits, which are generally available to all of our employees.

Compensation Determination Process

The Compensation Committee has the responsibility to make and approve changes in the total compensation of our executive officers, including the mix of compensation elements.  In making decisions regarding an executive officer's total compensation, the Compensation Committee considers whether the total compensation is fair and reasonable to us; is internally appropriate based upon our culture, goals, initiatives, and the compensation of our other employees; and is within a reasonable range of the compensation afforded by other opportunities, overall economic conditions, and our recent historical performance.  The Compensation Committee also bases its decisions regarding compensation upon its assessment of the executive officer's leadership, integrity, individual performance, prospect for future performance, years of experience, skill set, level of commitment and responsibility required in the position, contributions to our financial results and the creation of stockholder value, and current and past compensation.  In determining the mix of compensation elements, the Compensation Committee considers the effect of each element in relation to total compensation.  Consistent with our need to control costs and our desire to recognize our executive officers' performance where such recognition is warranted, the Compensation Committee has attempted to keep base salaries relatively low and weight overall compensation toward incentive and equity based compensation.  Accordingly, a substantial part of the compensation package for each executive officer is at risk and is only earned if our performance and the performance of the executive officer so warrants.  The

Compensation Committee specifically considers whether each particular element provides an appropriate incentive and reward for performance that sustains and enhances long-term stockholder value.  The Compensation Committee also takes into account the tax and accounting consequences associated with each element of compensation.  In determining whether to increase or decrease an element of compensation, we rely upon the business experience of the members of the Compensation Committee, the Compensation Committee's general understanding of compensation levels of public companies, and the historical compensation levels of the executive officers.  We generally do not rely on rigid formulas, other than performance measures under our annual bonus program, or short-term changes in business performance when setting compensation.  Additionally, the Compensation Committee has the authority under its charter to retain outside consultants as it deems appropriate.  In accordance with this authority and as discussed above, the Compensation Committee engaged Towers Watson in March 2011 to provide independent and unbiased external advice and expertise regarding executive compensation and to provide a competitive market pay analysis for our Named Executive Officers.  The Compensation Committee has used this advice and information as a guide in reviewing our executive compensation program in 2011, including with respect to the setting of base salaries and grants of equity awards to our executive officers.  In 2012 and 2013, the Compensation Committee did not meaningfully change our executive compensation and therefore did not believe the retention of a compensation consultant was warranted.

Base Salary

We pay base salaries at levels that reward executive officers for ongoing performance and that enable us to attract, motivate, and retain highly qualified executive officers.  Base pay is a critical element of our compensation program because it provides our executive officers with stability.  Compensation stability allows our executive officers to focus their attention and efforts on creating stockholder value and on our other business objectives.  In determining base salaries, we consider the executive officer's current base salary, recent economic conditions and our financial results, and the executive officer's qualifications and experience, including but not limited to, the executive's length of service with us, the executive's industry knowledge, and the quality and effectiveness of the executive's leadership, integrity, scope of responsibilities, dedication to us and our stockholders, past performance, and current and future potential for providing value to our stockholders.  The base salaries of our executive officers will differ based upon these factors.  Market adjustments to executive officer base salaries may also be made when a significant change occurs to an executive officer's position or responsibilities or if comparative market data indicates a significant deviation compared to market salary practices.  The 2013 base salaries of our Named Executive Officers are disclosed in the Summary Compensation Table.

Incentive Compensation
Long-Term Incentives

On May 29, 2013, at the 2013 Annual Meeting, our stockholders approved our Covenant Transportation Group, Inc. Third Amended and Restated 2006 Omnibus Incentive Plan (the "Incentive Plan").  Our Incentive Plan is a broad-based equity plan that we use to, among other things, (i) provide annual incentives to executive officers in a manner designed to reinforce our performance goals, (ii) attract, motivate, and retain qualified executive officers by providing them with long-term incentives, and (iii) align our executive officers' and stockholders' long-term interests by creating a strong, direct link between executive compensation and stockholder return.  (In this Proxy Statement, the terms "stockholder return" and "stockholder value" generally refer to the percentage increase in the value of our stockholders' Company shares.)  The Incentive Plan allows the Compensation Committee to link compensation to performance over a period of time by using equity-based awards (which often value a company's long-term prospects), requiring holding periods for equity grants, and granting awards that have multiple-year vesting schedules.  Awards with multiple-year vesting schedules, such as restricted stock grants, provide balance to the other elements of our compensation program that otherwise link compensation to annual performance.  Awards with multiple-year vesting schedules create incentive for executive officers to increase stockholder value over an extended period of time because the value received from such awards is based on the growth of the stock price.  Such awards also incentivize executive officers to remain with us over an extended period of time, which enables us to retain experienced executive talent.  Thus, we believe our Incentive Plan is an effective way of aligning the interests of our executive officers with those of our stockholders.

Awards under our Incentive Plan may be paid in cash, shares of our Class A common stock, a combination of cash and shares of Class A common stock, or in any other permissible form, as the Compensation Committee determines.  All awards granted under the Incentive Plan are evidenced by an award notice that specifies the type of award granted, the number of shares of Class A common stock underlying the award, if applicable, and all terms governing the award.  Payment of awards may include such terms, conditions, restrictions, and limitations, if any, as the

Compensation Committee deems appropriate, including, in the case of awards paid in shares of Class A common stock, restrictions on transfer of such shares and provisions regarding the forfeiture of such shares under certain circumstances.  The Incentive Plan authorizes the grant of stock options, stock appreciation rights, stock awards, restricted stock unit awards, performance units, performance awards, and any other form of award established by the Compensation that is consistent with the Incentive Plan's purpose, or any combination of the foregoing.

In determining our long-term incentive compensation, our Compensation Committee evaluates which equity award vehicles achieve the best balance between providing appropriate long-term incentive compensation and creating long-term stockholder value.  The Compensation Committee considers several factors when determining long-term incentive awards to be granted to our executive officers, including (i) the recommendations of our CEO, (ii) how the achievement of certain performance goals will help us improve our financial and operating performance and add long-term value to our stockholders, (iii) the value of the award in relation to other elements of total compensation, including the number of options or restricted stock currently held by the executive officer, and the number of stock options or restricted stock granted to the executive in prior years, (iv) the executive officer's position, scope of responsibility, ability to affect our financial and operating performance, ability to create stockholder value, and historic and recent performance, and (v) the impact of awards on executive officer retention.  Please refer to the Summary Compensation Table and Grants of Plan-Based Awards Table for further details regarding long-term incentives awarded to our Named Executive Officers.

Performance-Based Annual Cash Bonuses

As set forth in the Incentive Plan, our Compensation Committee may choose from a range of defined performance measures.  In the past, the Compensation Committee used operating income and operating ratio targets as the basis for performance-based annual cash bonuses.  (In this Proxy Statement, "operating ratio" means operating expenses, net of fuel surcharge revenue, divided by total revenue less fuel surcharge revenue.)  In 2013, the Compensation Committee approved consolidated earnings per share ("EPS") as the basis for performance-based annual cash bonuses, which is consistent with our goal to improve EPS and increase long-term stockholder value.  Performance-based annual cash bonuses typically encourage and reward executive officers for performance during the fiscal year and on a short-term basis.  We believe our performance-based bonuses also contribute to our long-term success because such bonuses reward and drive individual performance and, when coupled with other elements of our executive compensation, motivate our executive officers to improve our overall performance and to consider the long-term impact of current decisions.  The key terms of our performance-based bonuses for 2013 and 2014 are described in additional detail below.  In their 2011 report, Towers Watson found that our past performance targets have been aggressive and that our annual performance-based bonus targets generally have been competitive with those of our peers, although our payout range is more limited.  Towers Watson also concluded in 2011 that our bonus plan is fundamentally sound, understood by participants, and motivates appropriate behaviors.  The Compensation Committee did not significantly change our Bonus Program in 2013.

In February 2013, the Compensation Committee approved performance-based annual cash bonus opportunities for the Company's senior management group (the "Bonus Program") under the Incentive Plan, including our Named Executive Officers.  Under the Bonus Program and consistent with the objectives of the Incentive Plan, certain employees, including the Company's Named Executive Officers, were eligible to receive incremental bonuses upon satisfaction of 2013 consolidated earnings per share targets (and, for Mr. Brower and Mr. Hough, the satisfaction of the 2013 consolidated EPS targets and the operating income and operating ratio targets established for Star and CTI, respectively) (collectively, the "2013 Performance Targets"), as applicable.  Each applicable 2013 Performance Target corresponds to a percentage bonus opportunity for the employee that is multiplied by the employee's base salary to determine the employee's bonus.  Pursuant to the Bonus Program, in 2013, our Named Executive Officers were eligible to receive performance bonuses as follows:  (i) Messrs. Parker and Hogan were eligible to receive between 25.0% and 100.0% of their respective base salary depending on the 2013 Performance Targets that were achieved, if any, (ii) Mr. Cribbs was eligible to receive between 20.0% and 80.0% of his base salary based on the 2013 Performance Targets that were achieved, if any, (iii) Mr. Brower was eligible to receive between 5.0% and 20.0% of $200,000 depending on the 2013 Performance Targets achieved for the consolidated group, if any, and between 40.0% and 80.0% of $200,000 based on 2013 the Performance Targets achieved for Star, if any, and (iv) Mr. Hough was eligible to receive between 4.0% and 16.0% of his base salary based on the 2013 Performance Targets achieved for the consolidated group, if any, and between 8.0% and 64.0% of his base salary depending on the 2013 Performance Targets achieved for CTI, if any.  The performance-based annual cash bonuses awarded in 2013 to our Named Executive Officers are disclosed in the Summary Compensation Table.  The incremental levels of achievement of the 2013 Performance Targets and the related potential bonus percentages associated with such achievement levels are summarized below under Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers.

Other Compensation

We provide our Named Executive Officers with certain other benefits, which include perquisites, that we believe are reasonable, competitive, and consistent with our overall executive compensation program. The costs of these benefits constitute only a small percentage of each executive's total compensation, other than those for Mr. Parker.  Most of Mr. Parker's other compensation consists of life insurance premiums associated with a former split-dollar policy.  In setting the amount of these benefits, the Compensation Committee considers each executive's position and scope of responsibilities and all other elements comprising the executive's compensation, as well as, with respect to Mr. Parker, the preexisting split-dollar insurance contract.  The aggregate incremental cost of perquisites and other benefits provided to our Named Executive Officers is shown in the "All Other Compensation" column of the Summary Compensation Table and detailed in the All Other Compensation Table.

Employee Benefits

Our executive officers are eligible to participate in all of our employee benefit plans, such as our 401(k) plan and medical, dental, and group life insurance plans, in each case on the same basis as our other employees.  We believe our benefits are competitive and standard compared to those offered by similar companies in our general transportation industry and other comparable publicly traded truckload carriers.

Compensation Paid to Our Named Executive Officers

Compensation Paid to Our Chief Executive Officer

Mr. Parker founded Covenant Transport, Inc. in 1985 with 25 tractors and 50 trailers and has been our chief executive since our inception.  We have achieved considerable growth in revenue since our inception and now serve as the holding company for several transportation providers that in the aggregate operate 2,688 tractors and 6,861 trailers and offer premium transportation services for customers throughout the United States.  Mr. Parker, along with one other executive officer, is responsible for managing the performance of our service offerings.

Mr. Parker’s annualized salary previously was $535,500, which was increased to $560,500 in August 2013.  Mr. Parker participated in the salary reduction program in 2010 and voluntarily reduced his salary to $481,950 for 2010.  At the beginning of 2011, his salary reverted to the prior amount of $535,500 for 2011.  At the request of Mr. Parker, the Compensation Committee did not consider an increase to his salary for 2012.  Prior to the August 2013 increase, Mr. Parker's base salary had not increased since 2003.  With respect to the other aspects of Mr. Parker's compensation, the Compensation Committee determined that a significant amount of equity compensation to align Mr. Parker's compensation with increasing stockholder value and certain perquisites, as included in the "All Other Compensation" column of the Summary Compensation Table, were important to motivate continued performance from Mr. Parker.  Mr. Parker does not participate in the determination of his own compensation.

In February 2013, the Compensation Committee approved performance-based bonus opportunities under which Mr. Parker was eligible to receive a bonus equal to a percentage of his base salary based upon our achievement of 2013 consolidated EPS targets.  As in 2012, the percentage of salary assigned to Mr. Parker was based on the Compensation Committee's evaluation of (i) the magnitude of Mr. Parker's ability to impact corporate performance based on his responsibilities at the time the targets were set, (ii) the composition of Mr. Parker's total compensation package, and (iii) our long-term financial goals.

In connection with the 2013 performance-based bonus opportunities described above and consistent with the Company's performance goals, the Compensation Committee set performance targets for Mr. Parker, subject to upward or downward adjustment by the Compensation Committee for unusual, extraordinary, non-recurring, or similar items.  Using consolidated EPS as the performance metric, the Compensation Committee set performance targets ranging from EPS of $0.33 (whereupon Mr. Parker would earn 50.0% of his target bonus), increasing to EPS of $1.00 (whereupon Mr. Parker would earn 200.0% of his target bonus).  As with the performance targets established in prior years, the Compensation Committee also created specific parameters for awarding bonuses within certain incremental ranges of achievement of the performance targets.  The applicable percentage of the achieved performance target is then multiplied by Mr. Parker's target bonus (50.0% of his base salary for 2013) to determine Mr. Parker's bonus.

The Compensation Committee reviewed the 2013 bonus targets and our 2013 year-end results and, based upon such review, determined that the consolidated Performance Targets were achieved at the 50.0% level.

In February 2013, the Compensation Committee granted 5,350 restricted shares of our Class A common stock to Mr. Parker (the “First Parker Grant”) under the Incentive Plan.  The shares subject to the First Parker Grant vested on the one-year anniversary of the grant date, or February 21, 2014, and prior to such date were subject to contain continued employment, acceleration, and forfeiture provisions.

In May 2013, the Compensation Committee granted 15,000 restricted shares of our Class A common stock to Mr. Parker (the "Second Parker Grant") under the Incentive Plan, containing both performance and time vested portions.  The shares subject to the Second Parker Grant vest as follows: (i) 50.0% vest automatically on December 31, 2016, subject to continuous employment through such date ("Time-Vesting Shares"); (ii) one-half of the non-Time-Vesting Shares will vest upon attainment of a net income margin percentage of 1.8% or higher for fiscal year 2014; and (iii) all remaining unvested non-Time-Vesting Shares upon attainment of a net income margin percentage of 2.3% or higher for fiscal year 2015.  The vesting of the shares subject to the Second Parker Grant is subject to certain continued employment, acceleration, and forfeiture provisions.

During 2013, we also provided Mr. Parker with a cash vehicle allowance, use of our corporate travel agency to arrange personal travel, and use of our administrative personnel for personal services.  We also paid Mr. Parker the value of certain of his life insurance premiums and certain of his club fees and dues.  We also provide Mr. Parker with medical, dental, and group life insurance.

Compensation Paid to Our Other Named Executive Officers

For all Named Executive Officers, other than our CEO and COO, the form and amount of compensation was recommended by our CEO and COO.  For our COO, the form and amount of compensation was recommended by our CEO.  As discussed above, the Compensation Committee relied on the business experience of its members, the historical compensation levels of the Named Executive Officers, and its general understanding of compensation levels at public companies to determine that the CEO's and COO's recommendations with respect to the compensation levels and forms were appropriate for 2013.  For 2013, the form of compensation paid to our Named Executive Officers was generally consistent with past years, with compensation consisting primarily of base salary, bonus based on the achievement of certain financial and operating goals, and equity compensation in the form of restricted stock grants.  For each of the Named Executive Officers, the Compensation Committee considered, among other things, our financial and operating results for the years ended December 31, 2012 and 2013, the duties and responsibilities of each Named Executive Officer, and the length of time each Named Executive Officer has been with us, as further described in each executive's biographical information found herein.

In February 2013, the Compensation Committee approved performance-based bonus opportunities under which each Named Executive Officer was eligible to receive a bonus equal to a percentage of his base salary (or, in the case of Mr. Brower, a percentage of $200,000) based upon our achievement of 2013 consolidated EPS targets (and for Mr. Brower and Mr. Hough, the satisfaction of the 2013 operating income and operating ratio targets established for Star and CTI, respectively), as applicable.  As in 2012, the percentage of salary assigned to each Named Executive Officer was based on the Compensation Committee's evaluation of (i) the magnitude of each Named Executive Officer's ability to impact corporate performance based on the executive's responsibilities at the time the targets were set, (ii) the composition of each Named Executive Officer's total compensation package, and (iii) our long-term financial goals.

In connection with the 2013 performance-based bonus opportunities described above and consistent with the Company's performance goals, the Compensation Committee set performance targets for each Named Executive Officer (other than Mr. Brower and Mr. Hough, whose performance targets are provided below), subject to upward or downward adjustment by the Compensation Committee for unusual, extraordinary, non-recurring, or similar items.  Using consolidated EPS as the performance metric, the Compensation Committee set performance targets ranging from EPS of $0.33 (whereupon the Named Executive Officer would earn 50.0% of his target bonus), increasing to EPS of $1.00 (whereupon the Named Executive Officer would earn 200.0% of his target bonus).  As with the performance targets established in prior years, the Compensation Committee also created specific parameters for awarding bonuses within certain incremental ranges of achievement of the performance targets.  The applicable percentage of the achieved performance target is then multiplied by the Named Executive Officer's target bonus (50.0% of Mr. Hogan's base salary for 2013, 40.0% of Mr. Cribbs' base salary for 2013, to determine the respective Named Executive Officer's bonus.

For Mr. Brower and Mr. Hough, the remaining Named Executive Officer, the Compensation Committee set performance targets related to the consolidated EPS performance targets described above and satisfaction of operating income and operating ratio performance targets established for Star and CTI, respectively.

The Compensation Committee set Star performance targets ranging from operating income of $2,287,000 and operating ratio of 95.5% (whereupon Mr. Brower would earn 100.0% of his target bonus attributable to Star), increasing to operating income of $3,578,000 and operating ratio of 92.9% (whereupon Mr. Brower would earn 200.0% of his target bonus attributable to Star).  As with the performance targets for the other Named Executive Officers, the Compensation Committee also created specific parameters for awarding an additional bonus to Mr. Brower within certain incremental ranges of achievement above the performance targets, subject to upward or downward adjustment in defined circumstances.  The applicable percentage of the achieved performance target is then multiplied by Mr. Brower’s target bonus to determine bonus amount.  With respect to consolidated EPS, Mr. Brower’s target bonus is 10.0% of $200,000.  Regarding Star’s operating income and operating ratio, Mr. Brower’s target bonus is 40.0% of $200,000.

The Compensation Committee set CTI performance targets ranging from operating income of $21,424,000 and operating ratio of 93.23% (whereupon Mr. Hough would earn 25.0% of his target bonus attributable to CTI), increasing to operating income of $30,050,000 and operating ratio of 90.5% (whereupon Mr. Hough would earn 200.0% of his target bonus attributable to CTI).  As with the performance targets for the other Named Executive Officers, the Compensation Committee also created specific parameters for awarding an additional bonus to Mr. Hough within certain incremental ranges of achievement above the performance targets, subject to upward or downward adjustment in defined circumstances.  The applicable percentage of the achieved performance target is then multiplied by Mr. Hough’s target bonus to determine bonus amount.  With respect to consolidated EPS, Mr. Hough’s target bonus is 8.0% of his base salary for 2013.  Regarding CTI’s operating income and operating ratio, Mr. Hough’s target bonus is 32.0% of his base salary for 2013.

The Compensation Committee reviewed the 2013 bonus targets and our 2013 year-end results and, based upon such review, determined that the consolidated EPS Performance Target was achieved at the 50.0% level for Mr. Hogan and Mr. Cribbs, who earned 25.0% and 20.0% of their salaries, respectively, as a bonus.  Mr. Brower earned 10.0% of $200,000 as a bonus based upon the consolidated EPS Performance Target.  The Compensation Committee further determined that the Star Performance Target was achieved at the 145% level for Mr. Brower, who earned 58.0% of $200,000 as a bonus based upon such achievement.  The Compensation Committee determined that Mr. Hough had earned 4.0% of his salary as a bonus based on the consolidated EPS Performance Targets, and 0% of his salary as a bonus based on the CTI Performance Target, which would have resulted in a cash bonus of $7,644 for Mr. Hough.  Due to the combination of Mr. Hough’s fiscal 2013 contribution to the Company and the strong results of CTI in the fourth quarter of 2013, however, the Compensation Committee awarded Mr. Hough a total cash bonus of $23,400, or approximately 10.4% of his base salary.

In February 2013, the Compensation Committee granted 2,750 restricted shares of our Class A common stock to Mr. Hogan (the “First NEO Grant”) under the Incentive Plan.  The shares subject to the First NEO Grant vested on February 21, 2014.  The vesting of such shares was subject to the recipient’s continued employment through the vesting date, as well as certain acceleration and forfeiture provisions.

In February 2013, the Compensation Committee awarded two grants of restricted shares to Mr. Hough.  The first grant consisted of 6,700 restricted shares of our Class A common stock (the "First Hough Grant") under the Incentive Plan.  The shares subject to the First Hough Grant will vest upon attainment of the following goals as of or for the fiscal year ended December 31, 2014:  (A) earnings per share of at least $1.12; (B) debt-to-capitalization ratio of 65% or less; and (C) 9% or greater return on invested capital.  The vesting of the shares subject to the First Hough Grant is subject to certain continued employment, acceleration, and forfeiture provisions. The second grant consisted of 15,000 restricted shares of our Class A common stock (the "Second Hough Grant") under the Incentive Plan.  The shares subject to the Second Hough Grant will vest in equal installments of 5,000 shares on each of the first three anniversaries of the commencement date of Mr. Hough's employment (February 25, 2013), subject to Mr. Hough's continued employment on such anniversaries and other acceleration and forfeiture provisions.

In May 2013, the Compensation Committee granted 12,500 restricted shares of our Class A common stock to Mr. Hogan; 6,000 to Mr. Hough; 6,000 to Mr. Brower; and 10,000 to Mr. Cribbs (the "Second NEO Grants") under the Incentive Plan.  The shares subject to the Second NEO Grants will vest as follows: (i) 50.0% vest automatically on December 31, 2016, subject to continuous employment through such date ("Time-Vesting Shares"); (ii) one-half of the non-Time-Vesting Shares will vest upon attainment of a net income margin percentage of 1.8% or higher for fiscal 2014; and (iii) all remaining unvested non-Time-Vesting Shares upon attainment of a net income margin percentage of 2.3% or higher for fiscal 2015.  In August 2013, the Compensation Committee, in recognition of Mr. Hough’s growing contributions to the Company, granted 3,350 restricted shares of our Class A common stock to Mr. Hough under the Incentive Plan, which had the same vesting criteria as the Second NEO Grants. The vesting of the shares subject to these grants are subject to certain continued employment, acceleration, and forfeiture provisions.

In August 2013, the Compensation Committee approved salary increases for Messrs. Cribbs, Hogan, Brower, and Hough in light of their then-current salaries and responsibilities.  The new annualized salaries for Messrs. Cribbs, Hogan, Brower, and Hough are $220,000, $315,000, $189,000, and $229,500, respectively.

During 2013, we also provided each Named Executive Officer with a cash vehicle allowance, use of our corporate travel agency to arrange personal travel and disability insurance.  We also provide each Named Executive Officer with medical, dental, and group life insurance.

Compensation Decisions with Respect to 2014

The Compensation Committee annually reviews and considers increases in the base salaries of our Named Executive Officers, as well as proposals to grant equity awards to each Named Executive Officer based on the number of restricted shares of Class A common stock granted to each Named Executive Officer in prior years and each Named Executive Officer's base salary, position, scope of responsibility, ability to affect our results, ability to create stockholder value, and historic and recent performance, as described above.

In March 2014, the Compensation Committee approved performance-based bonus opportunities for the Company's senior management group (the "2014 Bonus Program") under the Incentive Plan, including our Named Executive Officers.  As set forth in the Incentive Plan, the Compensation Committee may choose from a range of defined performance measures.  As in 2013, the percentage of 2014 salary assigned to each Named Executive Officer is based on the Compensation Committee's evaluation of (i) the magnitude of each Named Executive Officer's ability to impact corporate performance based on the executive's responsibilities at the time the targets were set, (ii) the composition of each Named Executive Officer's total compensation package, and (iii) our long-term financial goals.  Under the 2014 Bonus Program and consistent with the objectives of the Incentive Plan, certain employees, including the Named Executive Officers, may receive incremental bonuses upon satisfaction of 2014 consolidated earnings per share targets (and, for Mr. Hough and Mr. Brower, the satisfaction of 2014 operating income and operating ratio targets established for CTI and Star, respectively) (collectively, the "2014 Performance Targets").  Each applicable 2014 Performance Target corresponds to a percentage bonus opportunity for the employee that is multiplied by the employee's base salary (or, in the case of Mr. Brower, $200,000) to determine the employee's bonus.  Pursuant to the 2014 Bonus Program, our Named Executive Officers may receive performance-based bonuses as follows:  (i) Messrs. Parker and Hogan may receive between 25.0% and 100.0% of their respective 2014 salary depending on the 2014 Performance Targets that are achieved, if any, (ii) Mr. Cribbs may receive between 20.0% and 80.0% of his 2014 salary depending on the 2014 Performance Targets that are achieved, if any, (iii) Mr. Hough may receive between 4.0% and 16.0% of his 2014 salary depending on the 2014 Performance Targets achieved for the consolidated group, if any, and between 32.0% and 64.0% of his 2014 salary based on 2014 Performance Targets achieved for CTI, if any, and (iv) Mr. Brower may receive between 5.0% and 20.0% of $200,000 depending on the 2014 Performance Targets achieved for the consolidated group, if any, and between 20.0% and 80.0% of $200,000 based on 2014 Performance Targets achieved for Star, if any.  Consolidated EPS targets range from $0.40 and increase to $0.85; CTI performance targets range from operating income of $19,264,000 and operating ratio of 93.7% and increase to operating income of $26,147,000 and operating ratio of 91.4%; and Star performance targets range from operating income of $3,233,000 and operating ratio of 92.7% and increase to operating income of $4,835,000 and operating ratio of 89.1%.  As with the performance targets established in prior years, the Compensation Committee also created specific parameters for awarding bonuses within certain incremental ranges of achievement of the performance targets.

The Compensation Committee believes that the 2014 Performance Targets represent aggressive, yet achievable goals for the Named Executive Officers.

Benchmarking Compensation

We do not formally benchmark our executive compensation against the executive compensation of any other particular company or competitive peer group of companies. The Compensation Committee, from time to time, has considered the forms and levels of compensation disclosed by other comparable publicly traded truckload carriers, certain other transportation companies, and companies of similar size and market capitalization generally in order to obtain a broad understanding of such companies' compensation practices.

Other Policies and Considerations

Risk Considerations Regarding Compensation

We believe our compensation policies and practices for executive and non-executive employees create appropriate and meaningful incentives for our employees and avoid excessive or inappropriate risks.  Our Compensation Committee assesses the risks that could arise from such policies and practices by reviewing the various elements and aspects of our compensation, including base salaries, incentive compensation (which includes long-term equity awards and performance-based annual bonuses), perquisites, employee benefits, and other compensation.  Upon concluding such assessment, the Compensation Committee determined that our compensation policies and practices do not create risks that are reasonably likely to have a materially adverse impact on the Company.  In making this determination, our Compensation Committee primarily considered the following factors:

•
Our general compensation structure utilizes a combination of short-term (such as base salary and performance-based annual bonuses) and long-term (equity awards) elements.  This balanced mix aligns our compensation with the achievement of short- and long-term Company goals, promotes short- and long-term executive decision-making, and does not encourage or incentivize excessive or unreasonable risk-taking by employees in pursuit of short-term benefits.

•
Equity awards are limited by the terms of our Incentive Plan to a fixed maximum and are subject to staggered or long-term vesting schedules, which aligns the interests of our executive officers and employees with those of our stockholders.

•	Variable compensation elements are based on different performance goals and other factors, including the performance of the Company overall, separate business units or the individual employee.
•	The Compensation Committee is comprised of only independent directors who review and make compensation decisions based on objective measurements and payment methodologies.
•
Base salaries for our employees are competitive and generally consistent with salaries paid for comparable positions in our industry.  The Compensation Committee may also review trucking industry peer group compensation data compiled and provided by a compensation consultant to help determine salary compensation.

•
Our internal controls over financial reporting, audit practices and corporate codes of ethics and business conduct were implemented to reinforce the balanced compensation objectives established by our Compensation Committee.

Employment and Severance Agreements

Each of our Named Executive Officers is employed at will and does not have any employment agreements or severance arrangements with us.

We may offer a severance benefit arrangement for terminated or separated executive officers as part of a negotiated termination of employment and in exchange for a release of claims against the Company and other covenants determined to be in the best interests of the Company.  None of our Named Executive Officers currently has any such severance benefit arrangement.

Potential Payments Upon Termination or Change in Control

Under certain circumstances in which there is a change of control, certain outstanding unexercisable stock options and unvested restricted stock granted to recipients, including Named Executive Officers, under the Incentive Plan and our predecessor plans may become immediately exercisable or subject to immediate vesting, respectively, upon the occurrence of such event, notwithstanding that such stock options or restricted shares may not have otherwise been fully exercisable or fully vested.

Generally speaking, and as qualified by the terms of the relevant plans and award notices, a "change in control" occurs if: (i) someone acquires 50% or more of the combined voting power of our stock, unless after the transaction more than 75% of the acquiring company is owned by all or substantially all of those persons who were beneficial owners of our stock prior to such acquisition; (ii) a majority of our directors is replaced, other than by new directors approved by existing directors; (iii) we consummate a reorganization, merger, or consolidation where, following such transaction, all or substantially all of those persons who were beneficial owners of our stock immediately prior to the transaction do not own, immediately after the transaction, more than 75% of the outstanding securities of the resulting corporation; or (iv) we sell or liquidate all or substantially all of our assets.

The estimated value of stock options and restricted stock that would have vested for our Named Executive Officers as of December 31, 2013 under the acceleration scenarios described above is set forth in the table below.  As the exercise price for all outstanding stock options held by our Named Executive Officers is above the aggregate market value of the underlying shares as of December 31, 2013, or $8.21 per share at the closing market price, there is no value in the accelerated options.  The value for the accelerated restricted stock was calculated by multiplying the closing market price of our stock on December 31, 2013 ($8.21) by the number of shares of accelerated restricted stock.  For additional information on the number of currently unexercisable stock options and unvested restricted stock that may become fully exercisable or immediately vest in the event of a change in control, please refer to the Outstanding Equity Awards at Year-End Table.

Name	Value of Accelerated Stock Options ($)	Value of Accelerated Restricted Stock ($)
David R. Parker	-	$719,492
Richard B. Cribbs	-	$323,712
Joey B. Hogan	-	$598,591
Samuel F. Hough	-	$254,921
James F. Brower	-	$165,489

Consideration of Say-on-Pay Vote Results

The Company provides its stockholders with a triennial advisory vote to approve our executive compensation, commonly referred to as a "say-on-pay" resolution, pursuant to Section 14A of the Exchange Act.  At the Company's 2011 Annual Meeting of Stockholders, our stockholders approved our executive compensation, with approximately 99% of the votes cast on the say-on-pay resolution were voted in favor of the resolution.  The Compensation Committee believes the voting results affirmed our stockholders' support of the Company's executive compensation program and policies and therefore did not change its approach in 2013.  The Compensation Committee will continue to consider the results of the Company's advisory votes on executive compensation when making future compensation decisions for our Named Executive Officers.

Summary Compensation Table

The following table sets forth information concerning the total compensation for the year 2013 awarded to, earned by, or paid to those persons who were, at December 31, 2013, (i) our CEO, (ii) our CFO, and (iii) our three other most highly compensated executive officers with total compensation exceeding $100,000 for the year ended December 31, 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1)(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
David R. Parker, CEO, Chairman of the Board, and President	2013	546,436	-	71,243	140,130	142,946	900,755
	2012	535,496	-	150,500	294,523	144,346	1,124,865
	2011	534,468	-	93,400	-	146,517	774,385
Richard B. Cribbs, Senior Vice President and CFO	2013	197,239	-	27,700	44,000	9,000	277,939
	2012	181,738	-	71,326	81,407	9,000	343,471
	2011	175,146	-	34,838	-	9,000	218,984
Joey B. Hogan, Senior Executive Vice President and COO, and President of CTI	2013	290,440	-	49,888	78,754	13,260	432,342
	2012	275,622	-	150,500	151,248	13,200	590,570
	2011	274,469	-	93,400	-	13,200	381,069
Samuel F. Hough, Executive Vice President and Chief Operating Officer of Covenant Transport, Inc.	2013	187,862	-	109,600	23,869	56,379	377,710
James “Jim” Brower, President of Star Transportation, Inc.	2013	183,963	-	16,620	126,000	16,316	342,899

(1)
The amounts included in this column represent the aggregate grant date fair value of the awards granted to each Named Executive Officer in accordance with FASB ASC Topic 718.  The value ultimately realized by the recipient may or may not be equal to this determined value.  The amounts included in this column exclude restricted stock grants made in February 2013 to Mr. Hough for 6,700; May 2013 to Mr. Parker for 7,500 shares; Mr. Cribbs, 5,000; Mr. Hogan, 6,250; Mr. Hough, 3,000; and Mr. Brower, 3,000; and August 2013 to Mr. Hough for 1,674. Such shares vest based on performance targets that were not probable of being achieved as of the grant date and, accordingly, no compensation cost has been recorded in accordance with FASB ASC Topic 718.  The grant date value of each such award, assuming the highest level of performance is achieved and as calculated using the closing price of our Class A common stock on the grant dates ($5.57, $5.54, and $5.63, respectively), is $41,550 for Mr. Parker's award, $27,700 for Mr. Cribbs, $34,625 for Mr. Hogan, $63,364 for Mr. Hough, and $16,620 for Mr. Brower.  For additional information on the valuation assumptions with respect to the grants, refer to Note 4, Stock-Based Compensation, of our consolidated financial statements as provided in the Form 10-K for the year ended December 31, 2013, as filed with the SEC.  This fair value does not represent cash received by the executive, but potential earnings contingent on continued employment and/or our future performance.  Such February, May, and August 2013 restricted stock awards are disclosed in the Grants of Plan-Based Awards Table and Outstanding Equity Awards at Year-End Table and therefore do not constitute additional compensation not otherwise reported in this Proxy Statement.  Because such awards add value to the recipient only when stockholders benefit from stock price appreciation, such awards further align management's interest with those of our stockholders.

(2)
The amounts included in this column exclude restricted stock grants made in November 2012 to Mr. Parker for 20,000 shares; Mr. Cribbs, 10,000; and Mr. Hogan, 16,000.  Such shares vest based on performance targets that were not probable of being achieved as of the grant date and, accordingly, no compensation cost has been recorded in accordance with FASB ASC Topic 718.  The grant date value of each such November 2012 award, assuming the highest level of performance is achieved and as calculated using the closing price ($4.83) of our Class A common stock on the grant date, is $96,600 for Mr. Parker's award, $48,300 for Mr. Cribbs, and $77,280 for Mr. Hogan.  For additional information on the valuation assumptions with respect to the grants, refer to Note 4, Stock-Based

Compensation, of our consolidated financial statements as provided in the Form 10-K for the year ended December 31, 2013, as filed with the SEC. This fair value does not represent cash received by the executive, but potential earnings contingent on continued employment and/or our future performance. Such November 2012 restricted stock awards are disclosed in the Outstanding Equity Awards at Year-End Table and therefore do not constitute additional compensation not otherwise reported in this Proxy Statement. Because such awards add value to the recipient only when stockholders benefit from stock price appreciation, such awards further align management's interest with those of our stockholders.

(3)	The 2013 and 2012 amounts relate to bonuses paid pursuant to performance-based grants that were approved by the Compensation Committee in compliance with the provisions of IRC Section 162(m).
(4)	See the All Other Compensation Table for additional information.

All Other Compensation Table

The following table describes each component of the "All Other Compensation" column in the Summary Compensation Table.

Name	Year	Perquisites and Other Personal Benefits ($)		Insurance Premiums ($)		Contributions to Retirement and 401(k) Plans(4) ($)	Relocation Expenses ($)		Total ($)
David R. Parker	2013	42,946	(1)	100,000	(3)	-	-		142,946
Richard B. Cribbs	2013	9,000	(2)	-		-	-		9,000
Joey B. Hogan	2013	13,260	(2)	-		-	-		13,260
Samuel F. Hough	2013	9,923	(2)	-		-	46,456	(5)	56,379
James "Jim" Brower	2013	16,316	(2)	-		-	-		16,316

(1)
During 2013, we provided Mr. Parker with certain other benefits in addition to his salary, including a $33,601 cash vehicle allowance, use of our corporate travel agency to arrange personal travel, and use of our administrative personnel for personal services.  During 2013, we also paid for certain of Mr. Parker's club fees and dues.

(2)
During 2013, we provided the Named Executive Officer with certain other benefits in addition to his base salary, including a cash vehicle allowance and use of our corporate travel agency to arrange personal travel.  None of the personal benefits provided to the Named Executive Officer exceeded the greater of $25,000 or 10% of the total amount of the personal benefits he received during 2013.

(3)
During 2013, we paid Mr. Parker the value of certain life insurance premiums, as a result of arrangements entered into during a time when split-dollar insurance policies were common.  Subsequent to adoption of the Sarbanes-Oxley Act of 2002, we converted the policy to a company-paid policy to honor the pre-existing obligation to Mr. Parker.

(4)
There were no contributions made to the Named Executive Officers’ 401(k) accounts in 2013 as the Board approved the suspension of employee matching "discretionary" contributions to be made beginning early in 2009 for an indefinite time period.

(5)	Payment for relocation and related expenses made to Mr. Hough during 2013 related to his employment with the Company.

Narrative to the Summary Compensation Table

See Executive Compensation – Compensation Discussion and Analysis for a complete description of our compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such award or payment.

Grants of Plan-Based Awards Table

The following table sets forth information concerning each grant of an award made to our Named Executive Officers during 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Value of Stock and Option Awards ($)(3)
David R. Parker	02/21/13	-	-	-	-	5,350	-	29,693	(4)
	05/29/13	-	-	-	-	15,000	-	41,550	(5)
		140,125	280,250	560,500	-	-	-	-
Richard B. Cribbs	05/29/13	-	-	-	-	10,000	-	27,700	(5)
		44,000	88,000	176,000	-	-	-	-
Joey B. Hogan	02/21/13	-	-	-	-	2,750	-	15,263	(4)
	05/29/13	-	-	-	-	12,500	-	34,625	(5)
		78,750	157,500	315,000	-	-	-	-
Samuel F. Hough	02/25/13	-	-	-	-	21,700	-	83,550	(6)
	05/29/13	-	-	-	-	6,000	-	16,620	(5)
	08/29/13	-	-	-	-	3,350	-	9,430	(7)
		36,720	91,800	183,600	-	-	-	-
James "Jim" Brower	05/29/13	-	-	-	-	6,000	-	16,620	(5)
		90,000	100,000	200,000	-	-	-	-

(1)
These columns represent the approximate value of the payout to the Named Executive Officer based upon the attainment of specified performance targets that were established by the Compensation Committee in February 2013.  The performance targets are related to our consolidated performance, except with respect to Mr. Hough's and Mr. Brower’s bonuses where the targets are weighted 80% to the performance of Covenant Transport, Inc. and Star Transportation, Inc., respectively, and 20% on our consolidated performance. The bonus threshold, target, and maximum set forth above are based upon the Named Executive Officer's 2013 base salary.  The Compensation Committee also created specific parameters for awarding bonuses to the Named Executive Officer within certain incremental ranges of achievement of the performance targets, subject to upward adjustments.  See Executive Compensation – Compensation Discussion and Analysis for additional detail with respect to the performance targets.

(2)
This column represents the potential number of shares to be awarded to the Named Executive Officer based upon the vesting requirements that were established by the Compensation Committee for each tranche of awards and as discussed in more detail in Executive Compensation – Compensation Discussion and Analysis.

(3)	This column represents the full grant date fair value of the stock awards in accordance with FASB ASC Topic 718 granted to the Named Executive Officers in 2013.
(4)
This amount represents the full grant date fair value of the stock awards granted to the Named Executive Officers on February 21, 2013.  The fair value was calculated using the closing price ($5.55) of our Class A common stock on February 21, 2013.  For additional information on the valuation assumptions, refer to Note 4, Stock-Based Compensation, of our consolidated financial statements in the Form 10-K for the year ended December 31, 2013, as filed with the SEC.  These amounts reflect our accounting expense and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(5)
Pursuant to FASB ASC Topic 718, 50% of the target shares were used to compute the grant date fair value because the vesting provisions for 50% of the shares were not probable of being achieved as of the grant date, and, accordingly, no compensation cost has been recorded. The fair value was calculated using the closing price ($5.54 and $5.63) of our Class A common stock on May 29, 2013 and August 29, 2013, respectively.  For additional information on the valuation assumptions, refer to Note 4, Stock-Based Compensation, of our consolidated financial statements in the Form 10-K for the year ended December 31, 2013, as filed with the SEC.  These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(6)
This amount excludes awards granted on February 25, 2013, of 6,700 shares as these shares vest based on performance targets that were not probable of being achieved as of the grant date, and, accordingly, no compensation cost has been recorded in accordance with FASB ASC Topic 718.  The grant date value of this February 2013 award, assuming the highest level of performance is achieved and as calculated using the closing price ($5.57) of our Class A common stock on the February 25, 2013, grant date, is $37,319. For additional information on the valuation assumptions, refer to Note 4, Stock-Based Compensation, of our consolidated financial statements in the Form 10-K for the year ended December 31, 2013, as filed with the SEC.  These amounts reflect our accounting expense and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(7)
Pursuant to FASB ASC Topic 718, 50% of the target shares were used to compute the grant date fair value because the vesting provisions for the remaining 50% of the shares were not probable of being achieved as of the grant date, and, accordingly, no compensation cost has been recorded. The fair value was calculated using the closing price ($5.63) of our Class A common stock on August 29, 2013. For additional information on the valuation assumptions, refer to Note 4, Stock-Based Compensation, of our consolidated financial statements in the Form 10-K for the year ended December 31, 2013, as filed with the SEC.  These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

Narrative to Grants of Plan-Based Awards Table

See Executive Compensation – Compensation Discussion and Analysis for a complete description of the performance targets for payment of incentive awards.

The following table sets forth certain information concerning the values realized upon vesting of restricted stock during 2013.

Stock Vested Table

The following table sets forth certain information concerning the values realized upon vesting of restricted stock during 2013.

2013 STOCK VESTED TABLE
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
David R. Parker	18,340	125,269
Richard B. Cribbs	7,701	52,855
Joey B. Hogan	18,340	125,269
Samuel F. Hough	-	-
James "Jim" Brower	7,703	52,867

(1)
Determined by multiplying the number of shares acquired upon vesting on March 28, 2013 by $6.04 (the closing price on March 28, 2013), and the number of shares acquired upon vesting on December 31, 2013 by $8.21 (the closing price on December 31, 2013).

Outstanding Equity Awards at Year-End Table

The following table sets forth information concerning all stock option grants and stock awards held by our Named Executive Officers as of December 31, 2013.  All outstanding equity awards are in shares of our Class A common stock.

Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(9) ($)
David R. Parker	05/27/04	10,000	-	15.71	05/27/14	-		-
	02/16/05	5,690	-	21.43	02/16/15	-		-
	05/10/05	10,000	-	13.64	05/10/15	-		-
	01/12/10	-	-	-	-	5,626	(1)	46,189
	11/04/10	-	-	-	-	6,660	(2)	54,679
	05/17/11	-	-	-	-	15,000	(3)	123,150
	08/22/12	-	-	-	-	20,000	(4)	164,200
	11/15/12	-	-	-	-	20,000	(5)	164,200
	02/21/13	-	-	-	-	5,350	(6)	43,924
	05/29/13	-	-	-	-	15,000	(7)	123,150
Richard B. Cribbs	05/23/06	2,500	-	12.79	05/23/16	-		-
	01/12/10	-	-	-	-	920	(1)	7,553
	11/04/10	-	-	-	-	2,914	(2)	23,924
	05/17/11	-	-	-	-	5,595	(3)	45,935
	08/22/12	-	-	-	-	10,000	(4)	82,100
	11/15/12	-	-	-	-	10,000	(5)	82,100
	05/29/13	-	-	-	-	10,000	(7)	82,100
Joey B. Hogan	05/27/04	10,000	-	15.71	05/27/14	-		-
	02/16/05	2,285	-	21.43	02/16/15	-		-
	05/10/05	10,000	-	13.64	05/10/15	-		-
	11/04/10	-	-	-	-	6,660	(2)	54,679
	05/17/11	-	-	-	-	15,000	(3)	123,150
	08/22/12	-	-	-	-	20,000	(4)	164,200
	11/15/12	-	-	-	-	16,000	(5)	131,360
	02/21/13	-	-	-	-	2,750	(6)	22,578
	05/29/13	-	-	-	-	12,500	(7)	102,625
Samuel F. Hough	02/25/13	-	-	-	-	6,700	(5)	55,007
	02/25/13	-	-	-	-	15,000	(8)	123,150
	05/29/13	-	-	-	-	6,000	(7)	49,260
	08/29/13	-	-	-	-	3,350	(7)	27,504
James "Jim" Brower	04/30/10	-	-	-	-	900	(1)	7,389
	11/04/10	-	-	-	-	2,912	(2)	23,908
	05/17/11	-	-	-	-	5,595	(3)	45,935
	09/01/12	-	-	-	-	4,750	(4)	38,998
	05/29/13	-	-	-	-	6,000	(7)	49,260

(1)
Subject to the terms of the award notice, the remaining restricted shares will vest when and to the extent the Company’s Class A common stock trades at or above $11.00 for 20 consecutive trading days during the period beginning January 1, 2011, and ending December 31, 2015.

(2)
Subject to the terms of the award notice, the restricted shares would have vested following the first year, commencing with 2011 and ending with 2013, that the Company's net income margin percentage for such year is at least 1.0 percentage points higher than the 2010 net income margin percentage. These shares are reflected as outstanding at December 31, 2013, because, as of that date, 2013 results were not finalized. Based on 2013 results as audited, all such shares were forfeited in the first quarter of 2014. The vesting of the restricted shares is subject to certain continued employment, acceleration, and forfeiture provisions.

(3)
Subject to the terms of the award notice, the restricted shares vest as follows: (i) 33.4% vest following the first year, commencing with 2012 and ending with 2013, that the Company’s consolidated net income margin percentage for such year is at least 1.0 percentage points higher than the greater of the 2010 or 2011 consolidated net income margin percentage; and (ii) 66.6% vest on December 31, 2014.  Of these shares, 33.4% are reflected as outstanding at December 31, 2013, because, as of that date, 2013 results were not finalized.  Based on 2013 results as audited, all such shares were forfeited in the first quarter of 2014. The vesting of the restricted shares is subject to certain continued employment, acceleration, and forfeiture provisions.

(4)
Subject to the terms of the award notice, the restricted shares will vest as follows: (i) 50.0% vest automatically on December 31, 2015, subject to continuous employment through such date ("Time-Vesting Shares"); (ii) one-half of the non-Time-Vesting Shares will vest upon attainment of 1.3% or higher net income margin percentage  for the period beginning January 1, 2013 and ending December 31, 2013; and (iii) all remaining unvested non-Time-Vesting Shares upon attainment of a 1.8% or higher net income margin percentage for the period beginning January 1, 2014, and ending December 31, 2014. The vesting of the restricted shares is subject to certain continued employment, acceleration, and forfeiture provisions.

(5)
Subject to the terms of the award notice, all of the restricted shares will vest upon the Committee's certification following finalization of the Company's audit for the fiscal year ending December 31, 2014, that each of the following three performance-based criteria has been attained: (i) the Company has earnings per share of at least $1.12, excluding extraordinary and nonrecurring items; (ii) net total indebtedness to total capitalization of 65% or less (including the present value of off-balance sheet leases); and (iii) 9% or greater return on invested capital. The vesting of the restricted shares is subject to certain continued employment, acceleration, and forfeiture provisions.

(6)
Subject to the terms of the award notice, the restricted shares will vest on February 21, 2014.  The vesting of the restricted shares is subject to certain continued employment, acceleration, and forfeiture provisions.

(7)
Subject to the terms of the award notice, the restricted shares will vest as follows: (i) 50.0% vest automatically on December 31, 2016, subject to continuous employment through such date ("Time-Vesting Shares"); (ii) one-half of the non-Time-Vesting Shares will vest upon attainment of a net income margin percentage of 1.8% or higher for the period beginning January 1, 2014, and ending December 31, 2014; and (iii) all remaining unvested non-Time-Vesting Shares upon attainment of a net income margin percentage of 2.3% or higher for the period beginning January 1, 2015, and ending December 31, 2015.  The vesting of the restricted shares is subject to certain continued employment, acceleration, and forfeiture provisions.

(8)	Subject to the terms of the award notice, the restricted shares will vest ratably on each anniversary of the grant over the three year period ended on February 25, 2016.
(9)	The market value was calculated by multiplying the closing market price of our stock on December 31, 2013, which was $8.21, by the number of restricted shares that have not vested.

Director Compensation

The following table provides information concerning the 2013 compensation of our non-employee directors.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
William T. Alt	34,000	25,000	59,000
Robert E. Bosworth	32,500	25,000	57,500
Bradley A. Moline	34,000	25,000	59,000
Dr. Niel B. Nielson	35,000	25,000	60,000
Herbert J. Schmidt(3)	6,045	-	6,045

(1)	This column represents the amount of cash compensation earned in 2013 for Board and committee service.
(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to 2013 for the fair value of stock awards granted to each director in 2013, in accordance with FASB ASC Topic 718.  Directors who are not our employees received shares of our Class A common stock with a market value on the grant date equivalent to approximately $25,000.  Directors can only sell these shares if, after the sale, they maintain a minimum of $100,000 in value of our Class A common stock.

(3)	Mr. Schmidt's fees are lower than the other directors because Mr. Schmidt did not join the Board until October 2013.

Narrative to Director Compensation

For 2013, Directors who are not our employees or employees of one of our subsidiaries receive a $25,000 annual retainer and no meeting attendance fees.  An additional annual retainer of $7,500 was paid to the Audit Committee Chair; $5,000 to the Compensation Committee Chair; and $5,000 to the Nominating Committee Chair.  For the additional time related to attending committee meetings, Audit Committee members also received an annual fee of $5,000; Compensation Committee members also received an annual fee of $4,000; and Nominating Committee members also received an annual fee of $4,000.

In lieu of stock options that had previously been a part of outside director compensation, Directors who are not our employees or employees of one of our subsidiaries received a grant of Class A common stock equivalent to $25,000 at the time of our Board's annual meeting.  Directors can only sell these shares if, after the sale, they maintain a minimum of $100,000 in value of Class A common stock.

For 2014, the compensation package for our non-employee Directors will remain unchanged from 2013.

Directors who are our employees or employees of one of our subsidiaries do not receive compensation for board or committee service.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of the Record Date of March 24, 2014, the number of shares and percentage of outstanding shares of our Class A and Class B common stock beneficially owned by:

•	each of our directors, director nominees, and Named Executive Officers;
•	all of our executive officers and directors as a group; and
•	each person known to us to beneficially own 5% or more of any class of our common stock.

The percentages shown are based on 13,223,336 shares of Class A common stock (including 648,337 shares of restricted Class A common stock subject to certain performance vesting and holding provisions) and 2,350,000 shares of Class B common stock outstanding at the Record Date.  In the "Percent of Class" column, references to "Total" mean the total number of shares of Class A and Class B common stock issued and outstanding as of the Record Date.  The shares of Class B common stock owned by Mr. and Mrs. Parker are convertible into the same number of shares of Class A common stock at any time and convert automatically if beneficially owned by anyone other than Mr. or Mrs. Parker or certain members of their family.  The Class B common stock has two votes per share but otherwise is substantially identical to the Class A common stock, which has one vote per share.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)
Class A & Class B common	David R. Parker & Jacqueline F. Parker	5,876,153	(4)	26.7% of Class A 100% of Class B 37.7% of Total(5)
Class A common	Joey B. Hogan	189,904	(6)	1.4% of Class A 1.2% of Total
Class A common	Richard B. Cribbs	71,811	(7)	*
Class A common	Samuel F. Hough	29,624	(8)	*
Class A common	James "Jim" Brower	33,024	(9)	*
Class A common	William T. Alt	30,289	(10)	*
Class A common	Robert E. Bosworth	94,526	(11)	*
Class A common	Bradley A. Moline	49,358	(12)	*
Class A common	Dr. Niel B. Nielson	44,358	(13)	*
Class A common	Herbert Schmidt	-		*
Class A common	Wells Fargo & Company	1,725,976	(14)	13.1% of Class A 11.1% of Total
Class A common	Donald Smith & Co., Inc.	1,198,264	(15)	9.1% of Class A 7.7% of Total
Class A common	Dimensional Fund Advisors LP	1,025,741	(16)	7.8% of Class A 6.6% of Total
Class A & Class B common	All directors and executive officers as a group (14 persons)	6,733,426	(17)	32.9% of Class A 42.9% of Total

*	Less than one percent (1%).
(1)
The business address of Mr. and Mrs. Parker and the other directors, Named Executive Officers and the other executive officers is 400 Birmingham Highway, Chattanooga, Tennessee 37419.  The business addresses of the remaining entities listed in the table above are: Wells Fargo & Company, 420 Montgomery Street, San Francisco, California 94104; Donald Smith & Co., Inc., 152 West 57th Street, New York, New York 10019; and Dimensional Fund Advisors LP, Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(2)
Beneficial ownership includes sole voting power and sole investment power with respect to such shares unless otherwise noted and subject to community property laws where applicable.  In accordance with Rule 13d-3(d)(1) under the Exchange Act, the number of shares indicated as beneficially owned by a person includes shares of Class A common stock underlying options that are currently exercisable and held by the following individuals:  Mr. Parker, 25,690; Mr. Hogan, 22,285; Mr. Cribbs, 2,500; Mr. Alt, 5,000;

Mr. Bosworth, 5,000; Mr. Moline, 5,000; and Dr. Nielson, 5,000. There are no stock options that will become exercisable within 60 days following March 24, 2014, for any executive officer, director, or director nominee of the Company. In addition, beneficial ownership includes shares of restricted Class A common stock subject to certain vesting and holding provisions held by the following individuals: Mr. Parker, 70,626; Mr. Hogan, 58,500; Mr. Cribbs, 34,650; Mr. Hough, 26,050; and Mr. Brower, 15,380. The beneficial ownership also includes the following shares of Class A common stock allocated to the accounts of the following individuals under our 401(k) plan (the number of shares reported as beneficially owned is equal to the following individuals' March 24, 2014 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing market price on such date): Mr. Parker, 27,751; Mr. Hogan, 56,014; and Mr. Cribbs, 7,547.

(3)
Shares of Class A common stock underlying stock options that are currently exercisable or will be exercisable within 60 days following March 24, 2014 are deemed to be outstanding for purposes of computing the percentage ownership of the person holding such options and the percentage ownership of all directors and executive officers as a group, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or entity.

(4)
Comprised of 3,238,477 shares of Class A common stock and 2,350,000 shares of Class B common stock owned by Mr. and Mrs. Parker as joint tenants with rights of survivorship; 63,609 shares of Class A common stock owned by Mr. Parker; 100,000 shares of Class A common stock owned by the Parker Family Limited Partnership, of which Mr. and Mrs. Parker are the two general partners and possess sole voting and investment control; 25,690 shares of Class A common stock underlying Mr. Parker's stock options that are currently exercisable; 70,626 shares of restricted Class A common stock; and 27,751 shares allocated to the account of Mr. Parker under our 401(k) plan (the number of shares reported as beneficially owned is equal to Mr. Parker's March 24, 2014 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing market price on such date).  The restricted Class A common stock is subject to vesting and, in certain circumstances, holding provisions.

(5)
Based on the aggregate number of shares of Class A and Class B common stock held by Mr. and Mrs. Parker.  Mr. and Mrs. Parker hold 26.7% of shares of Class A and 100% of shares of Class B common stock.  The Class A common stock is entitled to one vote per share, and the Class B common stock is entitled to two votes per share.  Mr. and Mrs. Parker beneficially own shares of Class A and Class B common stock with 45.9% of the voting power of all outstanding voting shares.

(6)
Comprised of 38,855 shares of Class A common stock owned by Mr. Hogan and Melinda J. Hogan as joint tenants, 14,250 shares of Class A common stock owned by Mr. Hogan, 22,285 shares of Class A common stock underlying stock options, 58,500 shares of restricted Class A common stock, and 56,014 shares held by Mr. Hogan in our 401(k) plan (the number of shares reported as beneficially owned is equal to Mr. Hogan's March 24, 2014 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing market price on such date).  The restricted Class A common stock is subject to vesting and, in certain circumstances, holding provisions.

(7)
Comprised of 27,114 shares of Class A common stock owned directly, 2,500 shares of Class A common stock underlying stock options that are currently exercisable, 34,650 shares of restricted Class A common stock, and 7,547 shares held by Mr. Cribbs in our 401(k) plan (the number of shares reported as beneficially owned is equal to Mr. Cribbs' March 24, 2014 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing market price on such date).  The restricted Class A common stock is subject to vesting and, in certain circumstances, holding provisions.

(8)
Comprised of 3,574 shares of Class A common stock owned directly by Mr. Hough and 26,050 shares of restricted Class A common stock.  The restricted Class A common stock is subject to vesting and, in certain circumstances, holding provisions.

(9)
Comprised of 17,644 shares of Class A common stock owned directly by Mr. Brower and 15,380 shares of restricted Class A common stock.  The restricted Class A common stock is subject to vesting and, in certain circumstances, holding provisions.

(10)	Comprised of 25,289 shares of Class A common stock held by Mr. Alt's spouse, and 5,000 shares of Class A common stock underlying stock options.
(11)
Comprised of 69,358 shares of Class A common stock owned directly by Mr. Bosworth, 20,168 shares of Class A common stock held in an individual retirement account, and 5,000 shares of Class A common stock underlying stock options.

(12)
Comprised of 39,358 shares of Class A common stock held directly by Mr. Moline, 5,000 shares of Class A common stock underlying stock options, and 5,000 shares of Class A common stock held by Mr. Moline's minor children.

(13)	Comprised of 39,358 shares of Class A common stock held directly by Dr. Nielson and 5,000 shares of Class A common stock underlying stock options.
(14)
As reported on Schedule 13G/A filed with the SEC on January 28, 2014, which indicates that Wells Fargo & Company has sole voting power with respect to no shares, shared voting power with respect to 1,725,976 shares, sole dispositive power with respect to no shares, and shared dispositive power with respect to 1,725,976 shares.  Represents aggregate beneficial ownership on a consolidated basis reported by Wells Fargo & Company and includes shares of Class A common stock beneficially owned by subsidiaries.  Information is as of December 31, 2013.

(15)
As reported on Schedule 13G filed with the SEC on February 10, 2014, which indicates that Donald Smith & Co., Inc. has sole voting power with respect to 1,194,039 shares, shared voting power with respect to no shares, sole dispositive power with respect to 1,198,264 shares, and shared dispositive power with respect to no shares..  Represents aggregate beneficial ownership on a consolidated basis reported by Donald Smith & Co., Inc. and includes shares of Class A common stock beneficially owned by advisory clients of Donald Smith & Co., Inc.  Information is as of December 31, 2013.

(16)
As reported on Schedule 13G/A filed with the SEC on February 10, 2014, which indicates that Dimensional Fund Advisors LP has sole voting power with respect to 999,124 shares, shared voting power with respect to no shares, sole dispositive power with respect to 1,025,741 shares, and shared dispositive power with respect to no shares.  Represents aggregate beneficial ownership on a consolidated basis reported by Dimensional Fund Advisors LP and includes shares of Class A common stock beneficially owned by advisory clients of Dimensional Fund Advisors LP.  Information is as of December 31, 2013.

(17)
The other executive officers are Tony M. Smith, R.H. Lovin, Jr., M. Paul Bunn, and Clay Scholl.  Mr. Smith beneficially owns 123,093 shares of Class A common stock, which are comprised of 10,000 shares of Class A common stock Mr. Smith and Kathy Smith own as joint tenants with rights of survivorship, 36,822 shares of Class A common stock owned directly by Mr. Smith, 19,576 shares of Class A common stock underlying stock options, and 56,695 shares of restricted Class A common stock.  Mr. Lovin beneficially owns 109,951 shares of Class A common stock, comprised of 34,505 shares of Class A common stock owned directly, 16,555 shares of Class A common stock underlying stock options, 46,388 shares of restricted Class A common stock, 9,478 shares held by Mr. Lovin in our 401(k) plan (the number of shares reported as beneficially owned is equal to Mr. Lovin's March 24, 2014 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing market price on such date), and 3,025 shares held as custodian for minor grandchildren.  Mr. Bunn beneficially owns 37,626 shares of Class A common stock, which are comprised of 12,284 shares of restricted Class A common stock, 9,747 shares owned directly, 2,525 shares held by Mr. Bunn's spouse, and 13,070 shares allocated to the account of Mr. Bunn under our 401(k) plan (the number of shares reported as beneficially owned is equal to Mr. Bunn's March 24, 2014 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing market price on such date).  The restricted Class A common stock is subject to vesting and, in certain circumstances, holding provisions.  Mr. Scholl beneficially owns 43,709 shares of Class A common stock, which are comprised of 32,482 shares owned directly, 3,000 shares of Class A common stock underlying stock options, and 8,227 shares allocated to the account of Mr. Scholl under our 401(k) plan (the number of shares reported as beneficially owned is equal to Mr. Scholl's March 24, 2014 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing market price on such date).  The shares detailed in this footnote are included in the calculation of all directors and executive officers as a group.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to its charter, our Audit Committee has established policies and procedures relating to the review and approval or ratification of any transaction, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any "related person" (as that term is defined in Instruction 1 to Item 404(a) of SEC Regulation S-K) had or will have a direct or indirect material interest, referred to as a "related party transaction."  All such transactions must be reviewed and preapproved by our Audit Committee.  No director may participate in any discussion or approval of a related party transaction for which he or she, or his or her relative, is a related party.  If a related party transaction will be ongoing, the Audit Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.

For 2012 and 2013, no such transactions involved an amount equal to or exceeding $120,000, except for the employment of immediate family members of David Parker and Tony Smith.  In 2012 and 2013, the Company employed the following immediate family members in the capacities described:  (i) Clay Scholl, General Manager of our Solutions subsidiary, is the brother-in-law of David Parker, and (ii) Justin Smith, COO of SRT, is the son of Tony Smith.  Total compensation for each of 2012 and 2013 for Clay Scholl and Justin Smith, respectively, exceeded $120,000.  In 2012 and 2013, the Company also employed other immediate family members of certain directors and executive officers in various capacities, none of whom received compensation in excess of $120,000.

PROPOSAL 2 – ADVISORY AND NON-BINDING RESOLUTION ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection act and the related rules of the SEC), we are including in this proxy statement a separate resolution, subject to stockholder vote, to approve, in a non-binding vote, the compensation of our Named Executive Officers as disclosed on pages 13 to 22.  Non-binding votes to approve the compensation of our Named Executive Officers are currently held every three years and, after the Annual Meeting, the next such vote will occur at our 2017 annual meeting.

As described in more detail in the Compensation Discussion and Analysis section of this proxy statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

Objective		How Our Executive Compensation Program Achieves This Objective
Attract and retain talented executives and motivate those executives to achieve superior results.	●
We link compensation to achievement of specified performance goals, appreciation in the market price of our Class A common stock, and continued employment with the Company and utilize multi-year vesting requirements to promote long-term ownership.

Align executives' interests with our corporate strategies, our business objectives, and the performance of specific business units to the extent applicable.	●
Annual management bonuses for each of our Named Executive Officers are based on consolidated operating income and operating ratio targets (and for certain of our Named Executive Officers, the satisfaction of operating income and operating ratio targets established for the Company's subsidiaries) critical to our goal of maintaining profitability and fostering long-term growth.

Enhance executives' incentives to increase our stock price and focus on the long-term interests of our stockholders.	●	We incorporate cash and equity compensation components into our plan to provide incentives for short-term and long-term objectives.
¤ Annual cash incentives based on targets with objective, measurable criteria keep management focused on near-term results. Caps on cash awards are built into our plan design.
¤
The equity compensation component, which includes awards such as restricted stock grants, provides balance to our other elements of our compensation program and creates incentive for executives to increase stockholder value over an extended period of time.

	●	We attempt to keep base salaries reasonable and weight overall compensation toward incentive and equity-based compensation.
Control costs.	●	We provide de minimis perquisites to our Named Executive Officers and have suspended employee matching "discretionary" contributions to the Named Executive Officers' 401(k) accounts.
	●	We ensure, to the extent possible, that incentive compensation paid by us is deductible for tax purposes.
●
Historically, we have frozen the base salaries of our Named Executive Officers during challenging economic environments, including for 2008 through 2010, with the exception of an increase to Mr. Cribbs' salary from 2008 to 2009 due to his increased responsibility after becoming a Senior Vice President and our Chief Financial Officer.

We urge stockholders to read the Compensation Discussion and Analysis beginning on page 13 of this proxy statement for more information on our executive compensation policies and procedures.  The Compensation

Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals.

Accordingly, we are asking our stockholders to approve, in a non-binding vote, the following resolution in respect of this Proposal 2:

"RESOLVED, that the stockholders advise that they approve the compensation of the Company's Named Executive Officers, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes, and narrative discussion in this proxy statement for the Company's 2014 Annual Meeting of Stockholders."

This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors.  Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ADVISORY APPROVAL OF THE RESOLUTION SET FORTH ABOVE.

RELATIONSHIPS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The principal independent registered public accounting firm utilized by us during 2013 was KPMG LLP.  KPMG has served as our independent registered public accounting firm since September 2001.  A representative of KPMG is expected to be present at the Annual Meeting and to be available to respond to appropriate questions.  KPMG's representative will have an opportunity to make a statement at the Annual Meeting should he or she desire to do so.

KPMG billed us the following amounts for services provided in the following categories during the years ended December 31, 2013 and 2012:

	2013	2012
Audit Fees(1)	$445,534	$444,019
Audit-Related Fees(2)	-	-
Tax Fees(3)	150,332	36,662
All Other Fees(4)	-	-
Total	$528,316	$480,681

(1)
Represents the aggregate fees billed and expenses for professional services rendered by KPMG for the audit of our annual financial statements and reviews of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by an independent registered public accounting firm in connection with statutory or regulatory filings or engagements for those years.

(2)
Represents the aggregate fees billed for assurance and related services by KPMG that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "audit fees."  There were no such fees and expenses for 2013 or 2012.

(3)	Represents the aggregate fees billed for professional services rendered by KPMG for tax compliance, tax advice, and tax planning.
(4)	Represents the aggregate fees billed for products and services provided by KPMG, other than audit fees, audit-related fees, and tax fees. There were no such fees for 2013 or 2012.

Our Audit Committee maintains a policy pursuant to which the Audit Committee Chair reviews all audit services and permitted non-audit services to be performed by our independent registered public accounting firm in order to assure that the provision of such services is compatible with maintaining the firm's independence, with the Audit Committee retaining the authority to make the final decision.  Under this policy, the Audit Committee pre-approves specific types or categories of engagements constituting audit, audit-related, tax, or other permissible non-audit services to be provided by our principal independent registered public accounting firm.  Pre-approval of an engagement for a specific type or category of services generally is provided for up to one year and typically is subject to a budget comprised of a range of anticipated fee amounts for the engagement.  Management and the principal independent registered public accounting firm are required to periodically report to the Audit Committee regarding the extent of services provided by the principal independent registered public accounting firm in accordance with the annual pre-approval, and the fees for the services performed to date.  To the extent that management believes that a new service or the expansion of a current service provided by the principal independent registered public accounting firm is necessary or desirable, such new or expanded services are presented to the Audit Committee for its review and approval prior to the engagement of the principal independent registered public accounting firm to render such services.  No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimis exception to the pre-approval requirement under Rule 2-01(c)(7)(i)(C), of SEC Regulation S-X during the year ended December 31, 2013.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014.  KPMG LLP served as the Company's independent registered public accounting firm for 2013, and the services it provided to the Company and its subsidiaries in 2013 are described under Audit-Related Matters above.

We are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014.  Each proxy will be voted as directed on each proxy card; or in the absence of contrary instructions, each proxy will be voted for the ratification of KPMG LLP.  Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice.  The Audit Committee will reconsider the appointment if not ratified.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board.  Even if the appointment is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in our proxy materials relating to our 2015 Annual Meeting of Stockholders, stockholder proposals intended to be presented at that meeting must be in writing and received by us at our principal executive office on or before December 10, 2014.  However, if the date of the 2015 Annual Meeting of Stockholders is more than thirty days before or after May 22, 2015, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the 2015 Annual Meeting of Stockholders will be a reasonable time before we begin to print or mail such proxy materials.  The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.

We must receive in writing any stockholder proposals to be considered at our 2015 Annual Meeting of Stockholders, but not included in our proxy materials relating to that meeting pursuant to Rule 14a-8 under the Exchange Act, by February 24, 2015.  However, if the date of the 2015 Annual Meeting of Stockholders is more than thirty days before or after May 22, 2015, then the deadline for submitting any such stockholder proposal will be a reasonable time before we mail the proxy materials relating to such meeting.  Under Rule 14(a)-4(c)(1) of the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying our Proxy Statement for our next annual meeting will have discretionary authority to vote on any stockholder proposal that is not received on or prior to the deadline described above.

Written copies of all stockholder proposals should be addressed and sent to Joey B. Hogan, Senior Executive Vice President and COO; Covenant Transportation Group, Inc.; 400 Birmingham Highway; Chattanooga, Tennessee 37419.  Stockholder proposals must comply with the rules and regulations of the SEC.

OTHER MATTERS

As of the mailing date of this Proxy Statement, the Board does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.  As to other business (if any) that may properly be brought before the Annual Meeting, we intend that proxies solicited by the Board will be voted in accordance with the best judgment of those voting the proxies.

Covenant Transportation Group, Inc.
/s/ David R. Parker
David R. Parker
Chairman of the Board
April 9, 2014

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals —	The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 3, and to grant the proxies discretionary authority.

1. Election of Directors:	01 - William T. Alt	02 - Robert E. Bosworth	03 - Bradley A. Moline
	04 - David R. Parker	05 - Herbert J. Schmidt
						01	02	03	04	05
☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐

		For	Against	Abstain			GRANT AUTHORITY to vote	WITHHOLD AUTHORITY to vote	Abstain
2.	Advisory and non-binding vote to approve executive compensation.	☐	☐	☐	4.	In their discretion, the attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.	☐	☐	☐
		For	Against	Abstain
3.	Ratification of the appointment of KPMG LLP for the fiscal year ending December 31, 2014.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign below exactly as your name appears above at the upper left. When shares are held by joint tenants, both shall sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 U P X 1 9 6 2 7 8 2

Important notice regarding the Internet availability of
proxy materials for the Annual Meeting of Stockholders.
The Annual Report and Proxy Statement are available at
www.edocumentview.com/CVTI

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — COVENANT TRANSPORTATION GROUP, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 22, 2014

Solicited on Behalf of the Board of Directors of the Company

The undersigned holder(s) of Class A and/or Class B common stock (individually or together referred to as "Common Stock") of Covenant Transportation Group, Inc., a Nevada corporation (the "Company"), hereby appoint(s) David R. Parker and Joey B. Hogan, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the Common Stock that the undersigned is (are) entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s Corporate Headquarters at 400 Birmingham Highway, Chattanooga, Tennessee 37419, on Thursday, May 22, 2014, at 10:00 A.M. Eastern Daylight Time, and at any adjournment thereof. The undersigned acknowledges receipt of the Notice and Proxy Statement for the 2014 Annual Meeting of Stockholders of the Company and the Annual Report to Stockholders for the year ended December 31, 2013.

A vote FOR Proposals 1, 2, and 3, and granting the proxies discretionary authority, is recommended by the Board of Directors of the Company. When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR Proposals 1, 2, and 3, and, at the discretion of the proxy holder, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

PLEASE SIGN, DATE, AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE.

If you vote by telephone or over the Internet, do not mail your proxy card.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)